                                                                    Exhibit 1(a)



                                  ONEOK, INC.
                           364-DAY CREDIT AGREEMENT


          THIS CREDIT AGREEMENT ("Agreement") is made and dated as of June 30, 2000 by and among ONEOK, INC., an Oklahoma corporation (the "Company"), the financial institutions from time to time party to this Agreement (collectively, the "Banks"), and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent") and as a Bank, Letter of Credit Issuing Bank and Swing Line Bank, BANK ONE, NA as Syndication Agent and as a Bank and FIRST UNION NATIONAL BANK, as Documentation Agent and as a Bank.

                                    RECITAL
                                    -------

     The Company has requested that Banks make available a revolving credit facility with letter of credit subfacility and swing line facility, and the Banks, Issuing Bank and Administrative Agent are willing to do so on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          Section 1.  DEFINITIONS.
                      -----------

          1.1  Certain Defined Terms. The following terms used in this Agreement
               ---------------------
shall have the following meanings:

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

          "Administrative Agent" means Bank of America, N.A. in its capacity as
           --------------------
administrative agent for the Banks hereunder, and any successor administrative agent.

          "Agent-Related Persons" has the meaning specified in Section 9.3.
           ---------------------                               -----------

          "Aggregate Commitment" means the combined Commitments of the Banks.
           --------------------

          "Agreement" means this Credit Agreement, as it may hereafter be
           ---------
amended, supplemented, restated or otherwise modified from time to time.

          "Applicable Amount" means, for any day, with respect to outstanding
           -----------------
Loans of the Types referred to below, and the facility fees, utilization fees and letter of credit fees referred to below, as the case may be, the per annum amount set forth below under the caption "Facility Fee", "Applicable Margin for Offshore Rate Loans", "Utilization Fee" or "Letter of Credit Fee", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt (hereinafter defined):

====================================================================================================================
       Pricing Level                              Applicable Amount (in basis points per annum)
====================================================================================================================
         Rating of                                  Applicable Margin for
         Index Debt                Facility Fee      Offshore Rate Loans     Utilization Fee   Letter of Credit Fee
====================================================================================================================
 A+ or higher by S&P and              6.5 bps             23.5 bps               10.0 bps            23.5 bps
 A1 or higher by Moody's
--------------------------------------------------------------------------------------------------------------------
 A by S&P and A2 by Moody's           7.0 bps             28.0 bps               10.0 bps            28.0 bps
--------------------------------------------------------------------------------------------------------------------
 A- by S&P and A3 by Moody's          7.5 bps             32.5 bps               10.0 bps            32.5 bps
--------------------------------------------------------------------------------------------------------------------
 BBB+ by S&P and Baa1 by Moody's     10.0 bps             45.0 bps               12.5 bps            45.0 bps
--------------------------------------------------------------------------------------------------------------------
 BBB by S&P and Baa2 by Moody's      12.5 bps             50.0 bps               12.5 bps            50.0 bps
--------------------------------------------------------------------------------------------------------------------
 BBB- by S&P and Baa3 by Moody's     15.0 bps             60.0 bps               15.0 bps            60.0 bps
--------------------------------------------------------------------------------------------------------------------
 Lower than BBB- by S&P and          20.0 bps             80.0 bps               17.5 bps            80.0 bps
 Baa3 by Moody's
====================================================================================================================

     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in the lowest of the categories above; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different categories, the Applicable Amount shall be based on the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. "Index Debt"
                                                                 ----------
means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement. Each change in the Applicable Amount shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Amount shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Arranger" means Bank of America Securities LLC, in its capacity as
           --------
lead arranger and book manager.

          "Assignee" has the meaning specified in Section 10.6.
           --------                               ------------

          "Availability Period" means the period from the Closing Date to but
           -------------------
excluding the Maturity Date.

          "Banks" has the meaning assigned to that term in the introduction to
           -----
this Agreement. References to the "Banks" shall include Bank of America, including in its capacity as Issuing Bank and in its capacity as Swing Line Bank; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank or Swing Line Bank, its status as such will be specifically referenced.

          "Bank of America" means Bank of America, N.A.
           ---------------

          "Base Rate" means a fluctuating rate per annum which is the higher of
           ---------
(a) the Federal Funds Rate plus one-half of one percent (1/2%) per annum and (b) the Reference Rate. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Rate, respectively.

          "Base Rate Loans" means Loans made by the Banks bearing interest at
           ---------------
rates determined by reference to the Base Rate.

          "Borrowing" means a borrowing hereunder consisting of Loans made to
           ---------
the Company on the same day by the Banks pursuant to Section 2.
                                                     ---------

          "Borrowing Date" means the date a Borrowing is made.
           --------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market.

          "CERCLA" has the meaning specified in the definition of "Environmental
           ------
Laws."

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group; provided, however, that the acquisition of equity interest in the Company by Western Resources, Inc. in an amount representing up to 45% of the aggregate equity interest and/or up to 45% of the aggregate voting power represented by the issued and outstanding capital stock of the Company shall not constitute a Change of Control.

          "Closing Date" means June 30, 2000.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment" means the commitment of each Bank to make Extensions of
           ----------
Credit in the amount set forth opposite the Bank's name in Schedule 1.1 under
                                                           ------------
the heading "Commitment" (such amount as the same may be reduced pursuant to
Section 2.8, other appropriate provisions herein or as a result of one or more
-----------
assignments pursuant to Section 10.6).
                        ------------

          "Company" means ONEOK, Inc., an Oklahoma corporation.
           -------

          "Consolidated Capitalization" of the Company and its Subsidiaries
           ---------------------------
means the aggregate of:

               (i)     Funded Indebtedness,
               (ii)    capital stock,
               (iii)   retained earnings, and
               (iv)    premium on capital stock and other capital surplus

all as shown by a consolidated balance sheet. For purposes of this definition, in determining retained earnings there shall be deducted any amounts included in the accounts of the Company and its Subsidiaries for goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

          "Consolidated Net Tangible Assets" means (i) the total amount of
           --------------------------------
assets (less applicable reserves and
other properly deductible items) which under GAAP would be included on a consolidated balance sheet of the Company and its Subsidiaries after deducting therefrom (a) all current liabilities, provided, however, that there shall not
                                       --------  -------
be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same shall not have been finally determined, (b) appropriate allowance for minority interests in common stocks of Subsidiaries and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet, less (ii) the amount which would be so included on such consolidated balance sheet for investments (less applicable reserves) made in Subsidiaries.

          "Consolidated Senior Funded Indebtedness" means the Senior Funded
           ---------------------------------------
Indebtedness appearing on a consolidated balance sheet of the Company and its Subsidiaries.

          "Consolidated Subsidiaries" means at any date any Subsidiary or other
           -------------------------
entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared as of such date.

          "Contractual Obligation", as applied to any Person, means any
           ----------------------
provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control such Person. "Controlling" and "Controlled" have meanings
                                -----------       ----------
correlative thereto.

          "Controlled Group" means the Company and all Persons (whether or not
           ----------------
incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "Conversion Date" means any date on which the Company elects to
           ---------------
convert a Base Rate Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Base Rate Loan.

          "Default" means any event which, with the giving of notice, the lapse
           -------
of time, or both, would constitute an Event of Default.

          "Dollars" means lawful money of the United States of America.
           -------

          "Domestic Lending Office" means, with respect to each Bank, the office
           -----------------------
of that Bank designated as such on Schedule 3 hereto or such other office of the
                                   ----------
Bank as it may from time to time specify to the Company and the Administrative Agent.

          "Eligible Assignee" means (a) a financial institution organized under
           -----------------
the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (c) another Bank.

          "Environmental Claim" means all claims, however asserted, by any
           -------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
any regulation promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA Event" means (a) a Reportable Event with respect to a Qualified
           -----------
Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable.

          "Event of Default" means any of the events set forth in Section 8.
           ----------------                                       ---------

          "Exchange Act" means, at any time, the Securities Exchange Act of
           ------------
1934, as amended from time to time, and any successor statute.

          "Existing Credit Facility" means the credit facility evidenced by the
           ------------------------
Credit Agreement dated as of July 2, 1999, by and among the Company, Administrative Agent, The First National Bank of Chicago, as Syndication Agent, First Union National Bank, as Documentation Agent, SunTrust Bank, Atlanta, as Co-Documentation Agent, and the financial institutions party thereto.

          "Extension of Credit" means (a) the Borrowing of Loans, (b) the
           -------------------
conversion or continuation of any Loans, or (c) any Letter of Credit Action which has the effect of issuing a Letter of Credit, increasing the amount of any Letter of Credit, extending the maturity of any Letter of Credit or making any material modification to any Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upwards to the nearest 1/100 of

1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any successor thereof.

          "Funded Indebtedness" means all Indebtedness which by its terms
           -------------------
matures more than one year from the date of determination thereof, and any Indebtedness maturing within one year from such date which is renewable or extendible at the option of the obligor to a date beyond one year from such date, including any Indebtedness renewable or extendible (whether or not theretofore renewed or extended) under, or payable from the proceeds of other Indebtedness which may be incurred pursuant to the provisions of, any revolving credit agreement or other similar agreement; provided, however, that any Indebtedness of a Subsidiary for which the Company is contingently liable in the manner provided in the definition of Indebtedness shall be deemed to be Funded Indebtedness of the Company, whether or not such indebtedness is Funded Indebtedness of such Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" means, as to any Person, any (a) guaranty by
           -------------------
that Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by that Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term
                                                --------  -------
Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

          "Indebtedness" means as to any Person at a particular time, all items
           ------------
which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

          (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (d) lease payment obligations under capital leases or Synthetic Lease Obligations; and

          (e) all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Requisite Banks.

          "Indemnified Liabilities" has the meaning set forth in Section
           -----------------------                               -------
10.9(a).
-------

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

          "Interest Payment Date" means, with respect to any Offshore Rate Loan,
           ---------------------
the last Business Day of each Interest Period applicable to such Loan; with respect to any Base Rate Loan (other than a Swing Line Loan), the last Business Day of each calendar quarter; with respect to all Loans, the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds
--------  -------
three months, interest shall also be paid on the date which falls three, six and nine months after the beginning of such Interest Period.

          "Interest Period" means, with respect to any Offshore Rate Loan, the
           ---------------
period commencing on the Business Day the Offshore Rate Loan is disbursed or continued or on the date on which a Loan is converted into a Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/ Continuation; provided that:
--------

               (i) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period applicable to any Loan or portion thereof shall extend beyond the Maturity Date.

          "Investment" shall have the meaning set forth in Section 7.3.
           ----------                                      ------------

          "Issuing Bank" means Bank of America, or any successor issuing lender
           ------------
hereunder.

          "Lending Office" means, with respect to any Bank, the office or
           --------------
offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on
Schedule 3 hereto, or such other office or offices of the Bank as it may from
----------
time to time specify to the Company and the Administrative Agent.

          "Letter of Credit" means any letter of credit issued or outstanding
           ----------------
hereunder.

          "Letter of Credit Action" means the issuance, supplement, amendment,
           -----------------------
renewal, extension, modification or other action relating to a Letter of Credit.

          "Letter of Credit Application" means an application for a Letter of
           ----------------------------
Credit Action as shall at any time be in use by Issuing Bank.

          "Letter of Credit Cash Collateral Account" means a blocked deposit
           ----------------------------------------
account at Bank of America with respect to which the Company hereby pledges and grants a security interest in and lien on such account to Administrative Agent for and on behalf of the Banks as security for Letter of Credit Usage and with respect to which the Company agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure and confirm such security interest.

          "Letter of Credit Commitment" means an amount equal to the lesser of
           ---------------------------
(a) $100,000,000 and (b) the Aggregate Commitment.

          "Letter of Credit Usage" means, as at any date of determination, the
           ----------------------
aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit honored by Issuing Bank and not reimbursed to Issuing Bank by the Company or converted into Loans.

          "Lien" means any lien, mortgage, pledge, security interest, charge or
           ----
encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any kind of security interest).

          "Loan" means a Revolving Loan or a Swing Line Loan (collectively, the
           ----
"Loans").

          "Loan Documents" means this Agreement and all documents and
           --------------
instruments delivered from time to time in connection therewith.

          "Margin Stock" has the meaning assigned to the term "Margin Stock" in
           ------------
Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the
           -----------------------
business, operations, properties, assets, business prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Company to perform the Obligations or of the Banks to enforce the Obligations.

          "Maturity Date" means June 28, 2001, unless extended pursuant to
           -------------
Section 2.16.
------------

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

          "Notes" means the Revolving Notes and the Swing Loan Notes.
           -----

          "Notice of Conversion/Continuation" means a notice given by the
           ---------------------------------
Company to the Administrative Agent pursuant to Section 2.6, in substantially
                                                -----------
the form of Exhibit B annexed hereto.
            ---------

          "Notice of Lien" means any "notice of lien" or similar document
           --------------
intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Obligations" means all obligations of every nature of the Company
           -----------
from time to time owed to the Administrative Agent or the Banks or any of them under any Loan Document.

          "Offshore Lending Office" means with respect to each Bank, the office
           -----------------------
of such Bank designated as such on Schedule 3 hereto or such other office of
                                   ----------
such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.

          "Offshore Rate" means, for each Interest Period for any Offshore Rate
           -------------
Loan, an interest rate per annum (rounded upward to the nearest 1/100 of one percent) determined by the Administrative Agent pursuant to the following formula:


     Offshore Rate =                  LIBOR
                     ------------------------------------------
                        1.00 - Eurodollar Reserve Percentage

     Where, LIBOR means, for such Interest Period:

          (a) the rate per annum (rounded upward to the nearest 1/100 of one percent) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (rounded upward to the nearest 1/100 of one percent) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c)  in the event the rates referenced in the preceding subsections
     (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; and

               "Eurodollar Reserve Percentage" means the maximum reserve
                -----------------------------
     percentage (expressed as a decimal, rounded upward to the next 1/100 of one percent) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period. Such reserve percentages shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Offshore Rate Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under such Regulation D or any comparable regulation. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Offshore Rate Loans" means Loans bearing interest at rates determined
           -------------------
by reference to the Offshore Rate.

          "Other Taxes" has the meaning specified in subsection 3.1(b).
           -----------                               -----------------

          "Outstanding Obligations" means, as of any date, and giving effect to
           -----------------------
making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, the sum of (a) the aggregate outstanding principal amount of all Loans, and (b) all Letter of Credit Usage.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Participant" has the meaning specified in Section 10.6(c).
           -----------                               ---------------

          "Permitted Liens" has the meaning specified in Section 7.1.
           ---------------                               -----------

          "Person" means any individual, partnership, limited liability company,
           ------
corporation (including a business trust), joint stock company, joint venture, trust, bank, trust company, unincorporated association or other entity or a government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

          "Pro Rata Share" means with respect to each Bank the percentage set
           --------------
forth opposite such Bank's name on Schedule 1.1 hereto.
                                   ------------

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of
           --------------
ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
time to time by Bank of America in Dallas as its reference rate, as in effect on such date of determination. The reference rate is set by Bank of America based on various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank of America may make loans at, above or below the rate announced by it as its reference rate. Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(c) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4062(e) of ERISA.

               "Request for Extension of Credit" means a written request
                -------------------------------
substantially in the form of Exhibit A duly completed and signed by a
                             ---------
Responsible Officer. In the case of a request for a new or amended Letter of Credit, the written Letter of Credit Application shall be deemed to be the Request for Extension of Credit.

               "Requisite Banks" means, as at any date of determination, (a)
                ---------------
prior to the termination of all Commitments, Banks having more than 50% of the Aggregate Commitment, and (b) if the Commitments have then been terminated and there are Loans and/or Letter of Credit Usage outstanding, Banks holding Loans and Letter of Credit Usage aggregating more than 50% of the aggregate outstanding principal amount of Loans and Letter of Credit Usage.

               "Requirement of Law" means, as to any Person, any law (statutory
                -----------------
or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "Responsible Officer" means the Chief Financial Officer, the
                -------------------
Chief Accounting Officer, any Vice President, the Treasurer or any Assistant Treasurer of the Company.

               "Revolving Loan" has the meaning specified in Section 2.1.
                --------------                               ------------
Revolving Loans may be either Base Rate Loans or Offshore Rate Loans.

               "Revolving Note" means a promissory note in substantially the
                --------------
form of Exhibit C-1 hereto, including any amendment, modification, renewal or
        -----------
replacement thereof.

               "S&P" means Standard & Poor's Ratings Group.
                ---

               "Securities Act" means the Securities Act of 1933, as amended
                --------------
from time to time, and any successor statute.

               "Senior Funded Indebtedness" means Funded Indebtedness other than
                --------------------------
Subordinated Indebtedness.

               "Subordinated Indebtedness" means unsecured Indebtedness of the
                -------------------------
Company for borrowed money which by its terms matures more than one year from the date of creation thereof and is issued under an instrument or instruments which contains substantially the following provisions with respect to the subordination of such indebtedness (hereinafter in this paragraph called "Subordinated Indebtedness") to the Obligations (and to other Indebtedness for money borrowed by the Company, if so provided), the Obligations and such other indebtedness for borrowed money, if any, being hereinafter in this definition called "Superior Indebtedness":

                    (i)  The Subordinated Indebtedness shall be
     subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to the Superior Indebtedness:

                         (a)  In the event of any insolvency or
     bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtedness shall be entitled to receive payment in full of all principal, premium and interest on all Superior Indebtedness (including interest accruing after the date of commencement of any such proceedings at the rate applicable to such Superior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before the holders of Subordinated Indebtedness shall be entitled to receive any payment on account of principal, premium or interest on Subordinated Indebtedness, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred by these provisions upon Superior Indebtedness and the holders thereof with respect to Subordinated Indebtedness and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Superior Indebtedness shall be entitled to receive for application in payment thereof (including interest accruing after the date of commencement of any such proceedings at the rate applicable to such Superior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) and payment or distribution of any kind or character, whether in cash or property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of Subordinated Indebtedness (including any such payment or distribution which may be payable or deliverable by reason of the provisions of any indebtedness of the Company which is subordinate and junior in right of payment to the Subordinated Indebtedness), except securities which are subordinate and junior in right of payment to the payment of Superior Indebtedness; and

                          (b)  In the event that any Subordinated
     Indebtedness is declared due and payable before its expressed maturity because of the occurrence of a default thereunder (under circumstances when the provisions of the foregoing clause (a) shall not be applicable), the holders of Superior Indebtedness outstanding, at the time such Subordinated Indebtedness so becomes due and payable because of such occurrence of a default thereunder, shall be entitled to receive payment in full of all principal of, and interest and premium, if any, on all Superior Indebtedness before the holders of Subordinated Indebtedness are entitled to receive any payment on account of the principal of, and interest and premium, if any, on, the Subordinated Indebtedness.

                    (ii)  No payment or prepayment, directly or
     indirectly, on account of the principal of, or interest and premium, if any, on, the Subordinated Indebtedness shall be made (in cash or property or securities, or by set-off or otherwise), and no holder of Subordinated Indebtedness shall be entitled to demand or receive any such payment or prepayment (a) unless all amounts then due for principal, interest and premium, if any, on all Superior Indebtedness have been paid in full in cash, or (b) if, at the time of such payment or prepayment or immediately after giving effect thereto, there shall have occurred any event of default under any Superior Indebtedness or under any agreement pursuant to which any Superior Indebtedness is issued.

                    (iii) Subject to the payment in full of Superior Indebtedness, holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company applicable to the Superior Indebtedness until the Subordinated Indebtedness shall be paid in full and no payments or distributions to the holders of the Superior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the holders of the Subordinated Indebtedness or by or on behalf of the holders of the Subordinated Indebtedness shall, as between the Company and the holders of Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of the Superior Indebtedness.

                    (iv)  These provisions with respect to
     subordination cannot be amended, modified or waived without the prior written consent of the holder or holders of all Superior Indebtedness at the time outstanding, and the subordination effected hereby shall not be affected by any amendment or modification of, or addition or supplement to, any Superior Indebtedness or any instrument or agreement relating thereto, without the prior written consent of the holder or holders of all Superior Indebtedness at the time outstanding.

                    (v) No present or future holder of Superior Indebtedness shall be prejudiced in his right to enforce subordination of Subordinated Indebtedness by any act or failure to act on the part of the Company. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness, on the one hand, and the holders of Subordinated Indebtedness, on the other hand, and none of such provisions shall impair, as between the Company and any holders of Subordinated Indebtedness, the obligation of the Company, which is unconditional and absolute, to pay to the holders of Subordinated Indebtedness the principal thereof, and the interest and premium, if any, thereon in accordance with its terms, nor shall any such provisions prevent any holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon default thereunder, subject to the rights under the foregoing provisions of holders of Superior Indebtedness to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, or by set-off or otherwise, which may be payable or deliverable to the holders of Subordinated Indebtedness.

                    (vi) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event any Subordinated Indebtedness is declared due and payable before its expressed maturity because of the occurrence of any event of default thereunder or otherwise, (a) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness, and (b) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

               "Subsidiary" means any corporation, partnership, joint venture,
                ----------
association, limited liability company or other business entity of which more than 50% of the total voting power of shares of stock or other interests having ordinary voting power for the election of directors, managers, trustees or other governing body thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

               "Swing Commitment" means an amount equal to the lesser of (a)
                ----------------
$25,000,000 and (b) the Aggregate Commitment.

               "Swing Line" means the revolving line of credit established by
                ----------
Swing Line Bank in favor of the Company pursuant to Section 2.2.
                                                    -----------

               "Swing Line Bank" means Bank of America, or any successor swing
                ---------------
line lender hereunder.

               "Swing Line Loan" means a loan made by Swing Line Bank to the
                ---------------
Company under the Swing Line.

               "Swing Loan Note" means a promissory note in substantially the
                ---------------
form of Exhibit C-2 hereto, including any amendment, modification, renewal or
        -----------
replacement thereof.

               "Synthetic Lease" means each arrangement, however described,
                ---------------
under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

               "Synthetic Lease Obligation" means, as to any Person with respect
                --------------------------
to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.

               "Taxes" has the meaning specified in subsection 3.1(a).
                -----                               -----------------

               "Transferee" has the meaning specified in Section 10.6(e).
                ----------                               ---------------

               "Type" of Loan means (a) a Base Rate Loan, (b) an Offshore Rate
                ----
Loan, or (c) a Swing Line Loan.

               "Year 2000 problem" has the meaning specified in Section 5.17.
                -----------------                               ------------

               "Year 2000 program" has the meaning specified in Section 5.17.
                -----------------                               ------------

               1.2  Other Definitional Provisions. References to "Sections"
                    -----------------------------
shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context
                            -----------
otherwise requires, be used in the singular or the plural depending on the reference. The word "including" when used herein is not intended to be exclusive
                     ---------
and means "including, without limitation."

               Section 2.  THE LOANS.
                           ---------

               2.1  Revolving Loans. Each Bank severally agrees, on the terms
                    ---------------
and conditions hereinafter set forth, to make loans under its Commitment to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time its Commitment; provided, however, that, after giving effect to any
                     --------  -------
Extension of Credit, Outstanding Obligations of all Banks shall not exceed the Aggregate Commitment; and provided further, that (i) the aggregate principal
                          -------- -------
amount of Revolving Loans of any Bank, plus (ii) the aggregate principal amount of such Bank's participation in the Swing Line Loans, plus (iii) the
                                                      ----
participation of such Bank in Letter of Credit Usage, shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay pursuant to Section 2.11 and reborrow pursuant to this
     -----------                     ------------
Section 2.1.
-----------

               2.2  Swing Line.
                    ----------

               (a) Subject to the terms and conditions set forth in this Agreement, Swing Line Bank agrees to make Swing Line Loans on any Business Day during the Availability Period in such amounts as the Company may from time to time request; provided, however, that (i) after giving effect to such Swing Line
              --------  -------  ----
Loan, the Swing Line Loans shall not exceed the Swing Commitment, (ii) the Outstanding Obligations of all Banks shall not exceed the Aggregate Commitment at any time; provided, further, that Swing Line Bank may terminate or suspend
             --------- -------
the Swing Line at any time and from time to time in its sole discretion upon at least 24 hours prior notice to Company. Within the limits of Swing Line Bank's Swing Commitment, and subject to the other terms and conditions hereof, Company may borrow, repay and reborrow under this Section. Unless notified to the contrary by Swing Line Bank, Borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 ("integral amount") upon
                                                   ---------------
irrevocable telephonic notice to Swing Line Bank followed by a written notice to Swing Line Bank (with a copy to the Administrative Agent) not later than 12:00 noon Dallas time. Each such request for a Swing Line Loan shall constitute a representation and warranty by Borrower that the conditions set forth in Sections 4.2(c) and (d) are satisfied. Promptly after receipt of such request,
---------------     ---
Swing Line Bank shall obtain telephonic verification from the Administrative Agent that there is availability for such Swing Line Loan under the Commitments. Each repayment of a Swing Line Loan shall be made to the Administrative Agent for the account of the Swing Line Bank in an amount which is an integral multiple of the integral amount by payment or debit at a demand deposit account at Bank of America. All payments received after 12:00 noon Dallas time shall be deemed received on the next succeeding Business Day.

               (b) Swing Line Loans shall bear interest at the Base Rate, payable on the dates set forth in Section 2.2(c) or as otherwise may be specified by Swing Line Bank and, in any event, on the Maturity Date. Interest on Swing Line Loans shall be payable upon demand of Swing Line Bank. The interest payable on Swing Line Loans is solely for the account of Swing Line Bank.

               (c) The Swing Line Loans, together with interest thereon, shall be payable on the earliest of (i) the fifth Business Day after it is made, (ii) the Maturity Date and (iii) upon demand made by Swing Line Bank.

               (d) Unless the Company has made other arrangements satisfactory to Swing Line Bank in Swing Line Bank's sole discretion, if the principal amount of Swing Line Loans exceeds $5,000,000 for three consecutive Business Days, then on the next Business Day, the Company shall repay Swing Line Loans in a principal amount necessary to reduce the Swing Line Loans below such amount to the Administrative Agent at the Administrative Agent's Office not later than 10:00 A.M. (Dallas time). The Company shall also pay accrued interest on any principal amount so repaid. The Administrative Agent shall remit such amount to Swing Line Bank, which Swing Line Bank shall then apply to the Swing Line Loans by such amount.

               (e) If the Company fails to timely make any principal or interest payment required pursuant to subsections (b), (c) or (d) above, the Administrative Agent shall promptly notify each Bank of its Pro Rata Share of such amount. Each Bank shall make funds in an amount equal to its Pro Rata Share of such amount available to the Administrative Agent at the Administrative Agent's Office not later than 10:00 A.M. (Dallas time) on the following Business Day. The obligation of each Bank to make such payment shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment shall not relieve or otherwise impair the obligation of the Company to repay Swing Line Bank for any amount of Swing Line Loans, together with interest as provided herein.

               (f)  If the conditions precedent set forth in Section 4 can be
                                                             ---------
satisfied (except for the giving of a Request for Extension of Credit) on any date the Company is obligated to make, but fails to make, a repayment of Swing Line Loans, the funding by the Banks pursuant to subsection (e) above shall be deemed to be part of a Borrowing of Loans which are Base Rate Loans (without regard to the minimum amount therefor) requested by the Company. If the conditions precedent set forth in Section 4 cannot be satisfied on the date the
                                  ---------
Company is obligated to make, but fails to make, such payment, the funding by the Banks pursuant to subsection (e) above shall be deemed to be a funding by each Bank of its participation in such Swing Line Loans, and such funds shall be payable by the Company upon demand and shall bear interest at the rate set forth in Section 2.9(c), and each Bank making such funding shall thereupon acquire a
   --------------
pro rata participation, to the extent of such payment, in the claim of Swing Line Bank against the Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Company with respect to such claim.

               2.3  Loan Accounts. The Loans made by each Bank shall be
                    -------------
evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business. Upon the request of any Bank made through the Administrative Agent, such Bank's Loans may be evidenced by one or more Notes, instead of or in addition to Loan accounts. Each such Bank may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Such loan accounts, records or Notes shall be conclusive absent error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

               2.4  Letters of Credit.
                    -----------------

               (a)  The Letter of Credit Commitment. Subject to the terms and
                     ------------------------------
conditions hereof, at any time and from time to time from the Closing Date through the date that is 30 days prior to the Maturity Date, the Issuing Bank shall take such Letter of Credit Actions under the Commitments as the Company may request; provided, however, that (i) the Outstanding Obligations of each Bank shall not exceed such Bank's Commitment and the Outstanding Obligations of all Banks shall not exceed the Aggregate Commitment at any time, (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Commitment at any time, (iii) each Letter of Credit Action shall be in a form acceptable to Issuing Bank and shall not violate any policies of Issuing Bank, and (iv) the Issuing Bank shall not be required to issue Letters of Credit that have automatic extension or renewal provisions ("evergreen" Letters of Credit). Each Letter of Credit will be a nontransferable standby letter of credit to support payment and/or performance obligations of the Company or one of its Subsidiaries. No Letter of Credit shall expire more than 364 days after the date of issuance. If any Letter of Credit is to remain outstanding after the Maturity Date, the Company shall, not later than seven days prior to the Maturity Date, deposit cash in an amount equal to one hundred and two percent (102%) of such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

               (b)  Requesting Letter of Credit Actions. The Company may
                    -----------------------------------
irrevocably request a Letter of Credit Action by delivering a Letter of Credit Application therefor to Issuing Bank, with a copy to the Administrative Agent (who shall notify the Banks), not later than 8:30 a.m. (Dallas time) on the date which is five Business Days prior to the date of the requested action therefor. Unless Administrative Agent notifies Issuing Bank that such Letter of Credit Action is not permitted hereunder or Issuing Bank determines that such Letter of Credit Action is contrary to any Requirement of Law or policies of Issuing Bank or does not otherwise conform to the requirements of this Agreement, Issuing Bank shall effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit from Issuing Bank in an amount equal to that Bank's Pro Rata Share.

               (c)  Reimbursement of Payments Under Letters of Credit. The
                    -------------------------------------------------
Company shall reimburse Issuing Bank through Administrative Agent for any payment that Issuing Bank makes under a Letter of Credit on or before the date of such payment; provided, however, that if, during the Availability Period, the conditions precedent set forth in Section 4 can be satisfied, the Company may request a Borrowing of Loans to reimburse Issuing Bank for such payment on or before the date thereof by complying with Section 2.1, or the Company may allow
                                          -----------
a deemed Borrowing of Loans which are Base Rate Loans to take place on such payment date pursuant to subsection (e) below.

               (d)  Funding by Banks When Issuing Bank Not Reimbursed. If the
                    -------------------------------------------------
Company fails to timely make the payment required pursuant to subsection (c) above, Issuing Bank shall notify Administrative Agent of such fact and the amount of such unreimbursed payment. Administrative Agent shall promptly notify each Bank of its Pro Rata Share of such amount. Each Bank shall make funds in an amount equal its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office on the Business Day specified by Administrative Agent. The obligation of each Bank to so reimburse Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse Issuing Bank for the amount of any payment made by Issuing Bank under any Letter of Credit, together with interest as provided herein.

               (e)  Nature of Banks' Funding. If the conditions precedent set
                    ------------------------
forth in Section 4 can be satisfied (except for the giving of a Request for
         ---------
Extension of Credit) on the date the Company is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Banks pursuant to subsection (d) above shall be deemed to be part of a Borrowing of Loans which are Base Rate Loans (without regard to the minimum amount therefor) requested by the Company. If the conditions precedent set forth in
Section 4 cannot be satisfied on the date the Company is obligated to make, but
---------
fails to make, a reimbursement of a payment under a Letter of Credit, the funding by Banks pursuant to subsection (d) above shall be deemed to be a funding by each Bank of its participation in such Letter of Credit, and such funds shall be payable by the Company upon demand and shall bear interest at a rate which is equal to the Base Rate plus the Applicable Amount, if any, plus 2%
                                                                         ----
per annum, and each Bank making such funding shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of Issuing Bank against the Company in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by the Company with respect to such claim.

               (f)  Obligations Absolute. The obligation of the Company to pay
                    --------------------
to Issuing Bank the amount of any payment made by Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, the Company's obligation shall not be affected by any of the following circumstances:

                    (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (iii) the existence of any claim, setoff, defense, or other rights which the Company may have at any time against Issuing Bank, Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                    (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                    (v) payment by Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit; or any payment made by Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                    (vi) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                    (vii) any error in the transmission of any message relating to a Letter of Credit not caused by Issuing Bank, or any delay or interruption in any such message;

                    (viii) any error, neglect or default of any correspondent of Issuing Bank in connection with a Letter of Credit;

                    (ix) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Bank;

                    (x)    so long as Issuing Bank in good faith
          determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Bank in connection with a Letter of Credit; and

                    (xi) where Issuing Bank has acted in good faith and any other circumstances whatsoever.

          In addition, the Company will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify Issuing Bank in writing. The Company shall be conclusively deemed to have waived any such claim against Issuing Bank and its correspondents unless such notice is given as aforesaid.

               (g)  Role of Issuing Bank. Each Bank and the Company agree that,
                    --------------------
in paying any drawing under a Letter of Credit, Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person (as such term is defined in Section 9.3) nor any of the respective
                            -----------
correspondents, participants or assignees of Issuing Bank shall be liable to any Bank for any action taken or omitted in connection herewith at the request or with the approval of Banks or the Requisite Banks, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not
                             --------  -------
intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Bank, shall be liable or responsible for any of the matters described in subsection (f) above. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

               (h)  Applicability of International Standby Practices 1998.
                    -----------------------------------------------------
Unless otherwise expressly agreed by Issuing Bank and the Company when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" or such later revision as may be published by the Institute of International Banking Law and Practice, subject to applicable laws, shall be deemed a part of this Section and shall apply to such Letter of Credit.

               (i)  Issuance Fee and Documentary and Processing Charges Payable
                    -----------------------------------------------------------
to Issuing Bank. Concurrently with the issuance of each Letter of Credit, the
---------------
Company shall pay a letter of credit issuance fee to Issuing Bank, for the sole account of Issuing Bank, equal to the aggregate stated amount for each Letter of Credit times 10.0 basis points per annum for the stated duration thereof. In addition, the Company shall pay directly to Issuing Bank for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any amendment or other occurrence relating to a Letter of Credit. Such fee and charges are nonrefundable.

               (j)  Letter of Credit Cash Collateral Account.
                    ----------------------------------------

                    (i) The Company hereby pledges and grants a security interest in and lien on the Letter of Credit Cash Collateral Account and all funds, cash and instruments at any time on deposit or held therein to the Administrative Agent for and on behalf of the Banks as security for the Obligations. The Letter of Credit Cash Collateral Account shall be under the exclusive dominion and control of the Administrative Agent. The Administrative Agent may, at any time or from time to time, without notice to the Company, apply funds then held in the Letter of Credit Cash Collateral Account to the payment of Obligations in respect of Letters of Credit and other amounts owed under this Agreement.

                    (ii) The rate of interest earned on the Letter of Credit Cash Collateral Account shall be comparable to the rates paid by Bank of America on other similar accounts as in effect time to time; provided, however, that Bank of America shall not be obligated to pay interest on said account during the continuation of a Default or Event of Default.

                    (iii) At all times after a deposit is required in the Letter of Credit Cash Collateral Account pursuant to Section 2.4(a) or Section 8.2(b), the amount required to be on deposit in the Letter of Credit Cash Collateral Account shall at all times equal not less than one hundred and two percent (102%) of the Letter of Credit Usage. Such amount shall remain on deposit in the Letter of Credit Cash Collateral Account until expiration or termination of all Letters of Credit and payment of all Obligations, at which time it shall be paid to the Company. There shall be no release of funds from the Letter of Credit Cash Collateral Account at any time during the continuance of a Default or an Event of Default.

                    (iv) The Company agrees that it will not sell or otherwise dispose of any interest in the Letter of Credit Cash Collateral Account or any funds held therein, or create or permit to exist any Lien upon said account or any funds held therein other than the Lien hereby created.

                    (v) The Company agrees to pay to Bank of America all customary fees, costs and expenses which Bank of America incurs in connection with opening and maintaining the Letter of Credit Cash Collateral Account.

               2.5  Procedure for Borrowings.
                    ------------------------

               (a) Each Borrowing of Revolving Loans shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Request for Extension of Credit (which telephonic notice must be received by the Administrative Agent (i) prior to 8:30 a.m. (Dallas time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 8:30 a.m. (Dallas time) on the requested Borrowing Date, in the case of Base Rate Loans), specifying: (i) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of $5,000,000 and any multiple of $1,000,000 in excess thereof; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) whether the Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans; and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Request for Extension of Credit shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month (but not beyond the Maturity Date).

               (b) Promptly after receipt of a Request for Extension of Credit, the Administrative Agent shall notify each Bank of the proposed Borrowing. Each Bank shall make available to the Administrative Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed Borrowing exceeds the principal amount of the Loans (if any) maturing on the Borrowing Date, in same day funds, by remitting such funds to: Bank of America, N.A., ABA No. 111000012, Attn: Corporate Loan Funds, For credit to: Credit Account No. 1292000883, Reference: ONEOK, Inc. at the office of the Administrative Agent located at 901 Main Street, Dallas, Texas, 75202-3714, no later than 11:00 a.m. (Dallas time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 4.2, the Administrative Agent shall make available to the
         -----------
Company on such Borrowing Date the aggregate of the amounts (if any) so made available by the Banks by causing an amount of same day funds equal to such aggregate amount (if any) received by the Administrative Agent to be credited to the account of the Company at such office of the Administrative Agent.

               (c)  Section 2.5(a) notwithstanding, if the Company shall not
                    --------------
have given a timely Request for Extension of Credit to be made on the last day of any Interest Period for outstanding Loans, then unless the Administrative Agent shall have received notice that the Company elects not to make a Borrowing on such day the Administrative Agent shall be deemed to have received a Request for Extension of Credit from the Company requesting Base Rate Loans to be made on such day in an amount equal to the amount of such outstanding Loans.

               (d) The failure of any Bank to make any Loan on any date shall not relieve any other Bank of any obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan.

               2.6  Conversion and Continuation Elections.
                    -------------------------------------

               (a) The Company may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; (ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $5,000,000) or an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or (iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided, that if the aggregate amount of Offshore Rate Loans shall have been
--------
reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as Offshore Rate Loans shall terminate.

               (b) Each conversion or continuation shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Notice of Conversion/Continuation (which telephonic notice must be received by the Administrative Agent prior to 8:30 a.m. (Dallas time) at least (i) three Business Days in advance of the conversion or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the conversion or continuation date, if the Loans are to be converted into Base Rate Loans), specifying: (A) the proposed conversion or continuation date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable thereto, or if any Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

               (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

               2.7  Limitation on Interest Periods. Notwithstanding any other
                    ------------------------------
provision contained in this Agreement, after giving effect to any Borrowing or conversion or continuation of any Loans, there shall not be more than six different Interest Periods for Offshore Rate Loans in effect.

               2.8  Reductions of Commitments. The Company shall have the
                    -------------------------
right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the unutilized portion of the Commitments in excess of the Swing Line Loans plus the Letter of Credit Usage; provided, that the Aggregate Commitment, as reduced, shall at all times be equal
--------
to or exceed the Outstanding Obligations at such time. The Company shall give not less than five Business Days' prior written notice to the Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, the Administrative Agent shall notify each Bank of the proposed termination or reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in the Company's notice and shall terminate or reduce each Bank's Pro Rata share of the Aggregate Commitment so reduced. Any partial reduction shall be in an aggregate minimum amount of $5,000,000. Once reduced in accordance with this Section 2.8, the Commitments may not be increased.
                     -----------

               2.9  Interest on the Loans.
                    ---------------------

               (a)  Subject to Section 2.9(c), the Loans (other than Swing Line
                               --------------
Loans) shall bear interest on the unpaid principal amount thereof from the Borrowing Date to maturity (whether by acceleration or otherwise) at a rate per annum equal to either the Offshore Rate plus the Applicable Amount, as the same
                                        ----
may be adjusted pursuant to the definition of Applicable Amount, or the Base Rate plus the Applicable Amount, if any.
     ----

               (b) Interest shall be payable in arrears on the Loans (other than Swing Line Loans) on each Interest Payment Date applicable to that Loan.

               (c)  Notwithstanding subsection (a) of this Section, while any
                                    --------------
Event of Default exists or after acceleration, the Company shall pay interest on the principal amount of all outstanding Loans (including the Swing Line Loans) at a rate which is equal to the Base Rate plus the Applicable Amount, if any,
                                          ----
plus 2% per annum, with respect to Base Rate Loans, or the Offshore Rate plus
----                                                                     ----
the Applicable Amount plus 2% per annum with respect to Offshore Rate Loans, or
                      ----
the Base Rate plus 2% per annum with respect to Swing Line Loans, in each case
              ----
to the fullest extent permitted by applicable laws.

               2.10 Maturity of Loans. Each Loan shall mature and the Company
                    -----------------
shall repay the unpaid principal amount of each Loan on the Maturity Date.

               2.11 Voluntary Prepayments.
                    ---------------------

               (a) The Company may, upon not less than one Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of a prepayment of a Base Rate Loan) or three Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of a prepayment of an Offshore Rate Loan) (which notice the Administrative Agent will promptly transmit to each Bank), at any time and from time to time prepay any Loans in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that in the event of any such prepayment of any Offshore Rate
--------

Loans, the Company shall be obligated to reimburse the Banks in respect thereof pursuant to Section 3.6. If such notice of prepayment does not specify how such
            -----------
prepayment shall be applied, it shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, as determined by the Administrative Agent. Any prepayment of an Offshore Rate Loan shall be accompanied by payment of all accrued, unpaid interest thereon.

          (b) If for any reason the Outstanding Obligations exceed the Aggregate Commitment as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, the Company shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

          2.12 Fees.
               ----

          (a)  Arrangement Fee. The Company shall pay to Bank of America for
               ---------------
Bank of America's own account an arrangement fee in an amount and at the times set forth in a letter agreement between the Company and Bank of America dated May 10, 2000.

          (b)  Facility Fee. The Company shall pay to the Administrative Agent
               ------------
for the account of each Bank pro rata according to its Pro Rata Share a facility fee equal to the facility fee set forth in the definition of Applicable Amount times the Aggregate Commitment, computed on a quarterly basis in arrears on the
-----
last Business Day of each calendar quarter. If there is any change in the Applicable Amount during any quarter, the Aggregate Commitment shall be multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter. Such facility fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date; provided that, in connection with any reduction or termination of Commitments pursuant to Section 2.8, the accrued facility fee
                                       -----------
calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date. The facility fee provided in this Section shall accrue at all times from the Closing Date, including at any time during which one or more conditions in Section 4 are not met.
                          ---------

          (c)  Utilization Fee. The Company shall pay to the Administrative
               ---------------
Agent for the account of each Bank pro rata according to its Pro Rata Share a utilization fee equal to the utilization fee set forth in the definition of Applicable Amount times the Outstanding Obligations, for each day during the
                  -----
term hereof that the Outstanding Obligations exceeds 33% of the Aggregate Commitment. If there is any change in the Applicable Amount during any quarter, the Outstanding Obligations shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter. Such utilization fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date.

          (d)  Letter of Credit Fees. The Company shall pay to the
               ---------------------
Administrative Agent for the account of each Bank pro rata according to its Pro Rata Share a letter of credit fee with respect to each Letter of Credit, equal to the letter of credit fee set forth in the definition of Applicable Amount multiplied by the daily maximum amount available to be drawn on such outstanding Letter of Credit. Such fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding, and on the Maturity Date (or such later date upon which such Letter of Credit shall expire). If there is any change in the Applicable Amount during any quarter, the daily maximum amount available to be drawn on such Letter of Credit shall be multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter.

          (e)  Agency Fee. The Company shall pay to the Administrative Agent for
               ----------
the Administrative Agent's own account an agency fee in the amount and at the times set forth in a letter agreement between the Company and the Administrative Agent dated the Closing Date.

          2.13 Computation of Fees and Interest.  All computations of interest
               --------------------------------
payable in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest payable in respect of all other Types of Loans and all fees shall be made on the basis of a 360 day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          2.14  Use of Proceeds of Loans. The Company may use the proceeds of
                ------------------------
Loans to repay other Indebtedness of the Company or a Subsidiary of the Company, to provide liquidity for commercial paper, for working capital, capital expenditures, acquisitions, mergers, and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document. No portion of the proceeds of any Loan shall be used in connection with the acquisition of a voting interest of five percent or more in any Person if such acquisition is opposed by the board of directors or management of such Person.

          2.15  Funding Sources. Nothing in this Agreement shall be deemed to
                ---------------
obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          2.16  Extension of Maturity Date. The Company may request that the
                --------------------------
Banks extend the Maturity Date for successive 364 day periods by notifying the Banks in writing through the Administrative Agent not more than 45 days nor less than 30 days prior to the Maturity Date, then in effect. The Administrative Agent shall promptly notify each Bank of such an extension request. Thereupon, the parties hereto shall commence good faith negotiations as to the terms and conditions of the proposed extension which shall include a full credit assessment of the Company by the Banks. Each Bank shall have the right to consent to or reject such extension request in the exercise of its sole and absolute discretion and shall notify the Administrative Agent of its decision not more than 30 days nor less then 20 days prior to the Maturity Date then in effect. Failure by any Bank to notify the Administrative Agent of its decision shall be deemed to be a rejection by such Bank of the extension request. If all Banks consent to such extension, the Maturity Date shall be extended for 364 days from the then current Maturity Date.

          Section 3.  PAYMENTS IN GENERAL.
                      -------------------

          3.1   Taxes.
                -----

          (a)   Subject to Section 3.1(g), any and all payments by the Company
                           --------------
to each Bank or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

          (c)   Subject to Section 3.1(g), the Company shall indemnify and
                           --------------
hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by
                                                          -----------
the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses to the extent not resulting from the gross negligence or willful misconduct of a Bank or the Administrative Agent) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Administrative Agent makes written demand therefor.

          (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to Section 3.1(g): (i) the sum
                                              --------------
payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Bank or the Administrative Agent, as the case may be,
     -----------
receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (f) Each Bank which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:
(i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.6 after the Closing Date, the date
                                   ------------
upon which the Bank becomes a party hereto) deliver to the Company through the Administrative Agent: (A) if any Lending Office is located in the United States, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and (B) if any Lending Office is located outside the United States, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank changes its Lending Office or Offices or selects an additional Lending Office as herein provided, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional Lending Office is located in the United States, two accurate and complete signed originals of Form 4224; or (B) otherwise, two accurate and complete signed originals of Form 1001, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank and if the delivery of the same be lawful, deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

          (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.1(d) to any
                                                        --------------
Bank for the account of any Lending Office of such Bank: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.1(f) in respect of such
                                          --------------
Lending Office; (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.1(f)(i)(A), and
                                                   --------------------
such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section
                                                                  -------
3.1(f)(i)(B), and such Bank shall not at any time be entitled to exemption from
------------
deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office after the date of delivery of such Form 1001.

          (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 3.1(f)(iv), then the Company
                                         ------------------
shall, on demand of such Bank through the Administrative Agent, reimburse such Bank for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

          (i) If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 3.1(d), then such Bank shall use
                                        --------------
its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

          (j)  The agreements and obligations of the Company contained in this
Section 3.1 shall survive the payment in full of all other Obligations.

          3.2  Payments by the Company.
               -----------------------

          (a) All payments of principal, interest and fees hereunder shall be made without set-off, recoupment or counterclaim, and shall be in the same day funds and delivered to the Administrative Agent for credit to:

               Bank of America, N.A.
               ABA No. 111000012
               Credit Account No. 1292000883
               Reference: ONEOK, Inc.
               Attn: Corporate Loan Funds
               901 Main Street
               Dallas, Texas 75202-3714

for the account of the Banks not later than 10:00 A.M. (Dallas time) on the date due; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day and all applicable interest or fees shall continue to accrue.

          (b)  Except as otherwise provided in Section 2.4(c) with respect to
                                               --------------
the Company reimbursing drawings under Letters of Credit, unless the Company has notified the Administrative Agent prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may, in its discretion, assume that the Company has timely remitted such payment and may, in its discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then each Bank shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Bank to the date such amount is repaid to Administrative Agent at the Federal Funds Rate.

          3.3  Payments on Non-Business Days. Whenever any payment to be made
               -----------------------------
hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of the interest hereunder; provided that, in the event that the day on which payment relating to a Offshore Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day and such shortening of time shall be excluded in the computation of the payment of the interest hereunder.

          3.4  Illegality.
               ----------

          (a) If any Bank shall determine that the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, the obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exists.

          (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or promptly, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.6.
                                                                -----------

          (c) If the Company is required to prepay any Offshore Rate Loans immediately as provided in Section 3.4(b), then concurrently with such
                           --------------
prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (d) Before giving any notice to the Administrative Agent pursuant to this Section 3.4, the affected Bank shall designate a different Lending Office
     -----------
with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

          3.5  Increased Costs and Reduction of Return.
               ---------------------------------------

          (a) If any Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Administrative Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

          3.6  Funding Losses. The Company agrees to reimburse each Bank and to
               --------------
hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make any payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof); (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.11; or (d) the prepayment of an Offshore Rate Loan on
                ------------
a day which is not the last day of the Interest Period with respect thereto; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the payment in full of all other Obligations.

          3.7  Inability to Determine Rates. If the Administrative Agent
               ----------------------------
determines that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or if the Requisite Banks advise the Administrative Agent that the Offshore Rate applicable for any requested Interest Period does not adequately and fairly reflect the cost to such Banks of funding an Offshore Rate Loan, the Administrative Agent shall forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Requisite Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice with respect to Loans, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

          3.8  Payments by Banks. Unless the Administrative Agent shall have
               -----------------
received notice from a Bank at least one Business Day prior to the date of any proposed Borrowing (or, with respect to Borrowings comprised of Base Rate Loans, prior to the Administrative Agent funding such Borrowing on such Borrowing Date) that such Bank will not make available to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Loan, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall within two Business Days following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 3.8 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent within two Business Days following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to such Loan.

          Section 4.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                      ----------------------------------------
                           AND EXTENSIONS OF CREDIT
                           ------------------------

          4.1  Conditions of Closing. The obligation of each Bank to make its
               ---------------------
first Extension of Credit hereunder is subject to condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent, the Arranger and each Bank and their respective counsel and in sufficient copies for each Bank:

          (a)  Credit Agreement and Notes. This Agreement executed by the
               --------------------------
Company and each of the Banks, and the Notes executed by the Company.

          (b)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, the other Loan Documents to be delivered hereunder and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

          (c)  Articles of Incorporation; By-laws and Good Standing. Each of the
               ----------------------------------------------------
following documents:

               (i) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

               (ii) a good standing certificate for the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date.

          (d)  Legal Opinion. Legal opinions dated as of the Closing Date,
               -------------
addressed to the Administrative Agent and the Banks, from Gable & Gotwals, counsel to the Company, in the form of Exhibit D attached hereto, and from
                                       ---------
Haynes and Boone, LLP, special counsel to the Administrative Agent.

          (e)  Payment of Fees. The Company shall have duly executed and
               ---------------
delivered the fee letters referred to in Sections 2.12(a) and (e) and shall have
                                         ------------------------
paid all fees due and payable on the Closing Date arising under Section 2.12.
                                                                ------------

          (f)  Certificate. A certificate signed by a Responsible Officer, dated
               -----------
as of the Closing Date, stating that: (i) the representations and warranties contained in Section 5 are true and correct on and as of such date, as though
             ---------
made on and as of such date; (ii) no Default or Event of Default exists on the Closing Date; and (iii) there has occurred since August 31, 1999, no Material Adverse Effect.

          (g)  Termination of Existing Credit Facility. The Existing Credit
               ---------------------------------------
Facility shall have terminated.

          (h)  Other Documents. Such other approvals, opinions or documents as
               ---------------
any Bank may reasonably request.

          4.2  Conditions to all Extensions of Credit. The obligation of each
               --------------------------------------
Bank to make, continue or convert any Extension of Credit hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant date:

          (a)  Request for Extension of Credit. With respect to borrowings of
               -------------------------------
Loans, the Administrative Agent shall have received a Request for Extension of Credit.

          (b)  Notice of Conversion/Continuation. With respect to conversions or
               ---------------------------------
continuations of Loans, the Administrative Agent shall have received a Notice of Conversion/Continuation.

          (c)  Continuation of Representations and Warranties. The
               ----------------------------------------------
representations and warranties made by the Company contained in Section 5 shall be true and correct on and as of the date of such Extension of Credit with the same effect as if made on and as of such date.

          (d)  No Existing Default. No Default or Event of Default shall exist
               -------------------
or shall result from such Extension of Credit.

Each Extension of Credit to the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such Extension of Credit that the conditions in this Section 4.2 have been satisfied.
                                                -----------

          Section 5.  REPRESENTATIONS AND WARRANTIES
                      ------------------------------

          The Company represents and warrants to the Administrative Agent and each Bank that:

          5.1  Corporate Existence and Power. The Company and each of its
               -----------------------------
Subsidiaries: (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation or limited liability company, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in material compliance with all Requirements of Law.

          5.2  Corporate Authorization; No Contravention. The execution,
               -----------------------------------------
delivery and performance by the Company of this Agreement and by the Company of any other Loan Document have been duly authorized by all necessary corporate, partnership or limited liability company action and do not and will not: (a) contravene the terms of the Company's certificate of incorporation or bylaws, or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which the Company or such Subsidiary Guarantor is a party; or (c) violate any material Requirement of Law.

          5.3  Governmental Authorization. No approval, consent, exemption,
               --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery, performance or enforcement against the Company of the Agreement or against the Company of any other Loan Document or any other instrument or agreement required hereunder or thereunder to be made by the Company or a Subsidiary Guarantor.

          5.4  Binding Effect. This Agreement and each other Loan Document to
               --------------
which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          5.5  Litigation. Except as disclosed in the Company's Annual Report on
               ----------
Form 10-K for the year ending August 31, 1999, in the Company's Quarterly Report on Form 10-Q for the quarterly period ending November 30, 1999, in the Company's Transition Report on Form 10Q for the transition period ending December 31, 1999, and in the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2000, and in the Company's Form S-4, S-3 and Forms 8-K filed subsequent to August 31, 1999, all as filed with the Securities and Exchange Commission, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement, or any Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company, or its Subsidiaries, might have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          5.6  No Default. No Default or Event of Default exists or would result
               ----------
from the incurring of obligations by the Company under this Agreement or by the Company or any Subsidiary Guarantor under any other Loan Document. Neither the Company, nor any of its Subsidiaries, is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a reasonable likelihood of having a Material Adverse Effect.

          5.7  ERISA Compliance. Each of the Company and the ERISA Affiliates
               ----------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan.

          5.8   Use of Proceeds; Margin Regulations. The proceeds of the Loans
                -----------------------------------
shall be used solely for the purposes set forth in Section 2.14. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations U and X. Not more than 25% of the assets subject to the restrictions of Section 7.1 will at any time consist of Margin
                               -----------
Stock. If reasonably requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          5.9   Title to Properties. The Company and each of its Subsidiaries
                -------------------
has good record and marketable title in fee simple to or valid leasehold or easement interests in all its property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property is free and clear of all Liens or rights of others, except Permitted Liens.

         5.10  Taxes. The Company and its Subsidiaries have filed all Federal
               -----
and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

          5.11  Financial Condition.
                -------------------

          (a) The audited consolidated financial statements of financial condition of the Company and its Subsidiaries dated August 31, 1999, and the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 2000, and in each case the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

          (b) Reference is hereby made to Section 5.5 of this Agreement for disclosure of litigation against the Company.

          (c)   Since August 31, 1999, there has been no Material Adverse
Effect.

          5.12  Environmental Matters. The operations of the Company and each of
                ---------------------
its Subsidiaries comply in all material respects with all Environmental Laws. The Company and each of its Subsidiaries has obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its operations, and all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all terms and conditions of such Environmental Permits. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2000, there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company or its Subsidiaries, including Environmental Claims associated with any operations of the Company or its Subsidiaries with a potential liability in excess of $25,000,000 in the aggregate. Without limiting the generality of the foregoing, the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA or any other Environmental Law.

          5.13  Regulated Entities. None of the Company, any Person controlling
                ------------------
the Company, or any Subsidiaries of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          5.14  No Burdensome Restrictions. Neither the Company, nor any of its
                --------------------------
Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect.

          5.15  Insurance. The properties of the Company and its Subsidiaries
                ---------
are insured with financially sound and reputable insurance companies or self-insured, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

          5.16  Full Disclosure. None of the representations or warranties made
                ---------------
by the Company or any of its Subsidiaries in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          5.17  Year 2000. The Company has developed and implemented a
                ---------
comprehensive, detailed program ("Year 2000 program") to address on a timely basis the "Year 2000 problem" (that is, the risk that computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and it has successfully resolved the Year 2000 problem for all material computer applications used by it and its Subsidiaries. The Company, on the basis of inquiry made, believes that each supplier, vendor and customer of the Company that is of material importance to the financial well-being of the Company has also successfully resolved the Year 2000 problem for all of its material computer applications.

          Section 6.  AFFIRMATIVE COVENANTS.
                      ---------------------

          The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other amount payable hereunder shall remain unpaid, or any Letter of Credit shall remain outstanding, unless the Requisite Banks waive compliance in writing:

          6.1   Financial Statements. The Company shall deliver to the
                --------------------
Administrative Agent in form and detail satisfactory to the Administrative Agent, with copies for each Bank:

          (a) as soon as available, but not later than 120 days after the end of each fiscal year of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, together with the Company's annual stockholders' report; and

          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each year a copy of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, together with the Company's interim stockholders' report.

          6.2  Certificates; Other Information. The Company shall furnish to the
               -------------------------------
Administrative Agent with sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) above, a certificate (a "Compliance
               ---------------     ---
Certificate") of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Section 7.5;
                                                     -----------

          (b) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission; and

          (c) from time to time such additional information regarding the financial position or business of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent, at the request of any Bank, may reasonably request.

          6.3  Notices. The Company shall promptly notify the Administrative
               -------
Agent and each Bank:

          (a) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

          (b) of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect;

          (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $25,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the operations of the Company or any of its Subsidiaries;

          (d) upon, but in no event later than ten days after, a Responsible Officer becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws which, in the case of each of clauses (i),
(ii) and (iii) could have a Material Adverse Effect;

          (e) as soon as possible, and in any event within ten days after a Responsible Officer knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto

(and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any Reportable Event with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

               (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days, or an action is taken by any such fiduciary under Section 4219(c)(5) of ERISA; and

          (f) promptly upon a Responsible Officer becoming aware of any Material Adverse Effect, notice thereof.

          Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          6.4  Preservation of Corporate Existence, Etc. The Company shall and
               ----------------------------------------
cause each of its Subsidiaries to: (a) preserve and maintain in full force and effect its corporate, partnership or limited liability company existence and good standing under the laws of its State or jurisdiction of incorporation or organization (except for mergers permitted by Section 7.2); (b) preserve and
                                              -----------
maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (measured on a consolidated basis) except in connection with transactions permitted by Section 7.2; (c) use its reasonable
                                          -----------
efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could have a Material Adverse Effect.

          6.5  Maintenance of Property. The Company shall maintain, and shall
               -----------------------
cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Company shall use the standard of care typical in the industry in the operation of its facilities.

          6.6  Insurance. The Company shall self-insure or maintain, and shall
               ---------
cause each Subsidiary to self-insure or to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance.

          6.7  Payment of Obligations. The Company shall, and shall cause its
               ----------------------
Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, might by law become a Lien upon its property; and (c) all Indebtedness as and when due and payable.

          6.8  Compliance with Laws. The Company shall comply, and shall cause
               --------------------
each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

          6.9  Inspection of Property and Books and Records. The Company shall
               --------------------------------------------
maintain and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company will permit, and will cause each of its subsidiaries to permit, representatives of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers employees and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative
         --------  -------
Agent or any Bank may visit and inspect at the expense of the Company such properties at any time during business hours and without advance notice.

          6.10 Compliance with ERISA. The Company shall, and shall cause each of
               ---------------------
its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

          6.11 Environmental Laws. The Company shall, and shall cause each
               ------------------
Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

          6.12 Year 2000. The Company has taken and has caused each of its
               ---------
Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 program and to assure that Year 2000 problems will not have a Material Adverse Effect. At the request of the Administrative Agent, or any Bank, the Company will provide a description of the Year 2000 program, together with any updates or progress reports with respect thereto.

          6.13 Further Assurances. The Company shall execute and deliver all
               ------------------
such further instruments, and perform such other acts, as Administrative Agent or Requisite Banks may determine are reasonably necessary to effectuate the intent of the Loan Documents.

          Section 7.  NEGATIVE COVENANTS.
                      ------------------

          The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other amount payable hereunder shall remain unpaid, unless the Requisite Banks waive compliance in writing:

          7.1  Limitation on Liens. The Company shall not, nor shall it permit
               -------------------
any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or offer or agree to do so, other than the following ("Permitted Liens"):

          (a)  Liens created under this Agreement;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

          (c) Liens (other than any Lien imposed by ERISA) on the property of the Company or any of its Subsidiaries incurred, or pledges or deposits required, in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (d) Liens securing taxes that remain payable without penalty or which are being contested in good faith by appropriate proceedings where collection thereof is stayed; provided that the Company has set aside on its books reserves
                   --------
with respect to such taxes (segregated to the extent required by GAAP) deemed by it to be adequate;

          (e) Purchase money security interests on any property acquired or held by the Company in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that any such Lien attaches to such property
                         --------
concurrently with or within 90 days after the acquisition thereof and provided that the principal amount of the Indebtedness secured by any such purchase money security interests shall not in the aggregate exceed 2.5% of the Consolidated Capitalization of the Company and its Subsidiaries;

          (f) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or status to purchase or designate a purchaser of, or order the sale of, any property of the Company upon payment of reasonable compensation therefor or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

          (g) Any liens, neither assumed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

          (h) Easements or reservations in any property of the Company for the purpose of roads, pipe lines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other like purposes, and zoning ordinances, regulations and restrictions which do not impair the use of such property in the operation of the business of the Company; and

          (i)  Liens not otherwise permitted by this Section 7.1 if at the time
                                                     -----------
of, and after giving effect to, the creation or assumption of any such Lien, the aggregate of all obligations of the Company secured by any Liens not otherwise permitted hereby does not exceed 5% of the Consolidated Capitalization of the Company and its Subsidiaries.

          7.2  Merger and Sale of Assets. The Company shall not, nor shall it
               -------------------------
permit any of its Subsidiaries to, consolidate with or merge into any other corporation or entity, or convey, transfer or lease its properties and assets substantially as an entirety (measured on a consolidated basis) to any Person, except that a Subsidiary may merge or consolidate with another Subsidiary or with the Company, and a Subsidiary may convey, transfer or lease its properties to another Subsidiary or to the Company, and the Company or any of its Subsidiaries may consolidate or merge with another corporation or entity, and a Person may consolidate with or merge into the Company or any of its Subsidiaries, provided that:

          (a) after giving effect to any interim merger(s) consummated pursuant to the terms of the merger agreement in a transaction or series of transactions occurring substantially simultaneously with the merger with the Company or any of its Subsidiaries, (i) if the merger involves a Subsidiary but does not involve the Company, a Subsidiary shall be the ultimate surviving entity, and
(ii) if the merger involves the Company, the Company shall be the ultimate surviving entity, and in each such case the surviving entity shall be after the merger a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default or Default shall have happened and be continuing; and

          (c) if the merger or consolidation involves the Company, the Company has delivered to the Administrative Agent a certificate signed by a Responsible Officer and an opinion of counsel, each stating that such consolidation or merger complies with this Section 7.2 and that all conditions precedent herein
                          -----------
provided for relating to such transaction have been complied with, and such certificate shall additionally state that, in the opinion of the board of directors of the Company, the transaction is in the interest of the Company and not disadvantageous to the Administrative Agent and the Banks, provided, however, that the Company shall not convey or transfer any assets to a
--------  -------
Subsidiary for the purpose of improving the credit position of such Subsidiary in order to enable it to borrow money.

          7.3  Acquisitions, Loans and Investments. The Company shall not,
               -----------------------------------
directly or indirectly, purchase or acquire, or permit any of its Subsidiaries to purchase or acquire (including an acquisition by merger), or make any commitment therefor, any capital stock, equity interest, assets, obligations or other securities of or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including, without limitation, any Affiliates of the Company (an "Investment" or "Investments"), except for:
 ----------      -----------

          (a) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (b) advances, loans or other extensions of credit by the Company to any of its wholly-owned Subsidiaries or by any of its wholly-owned Subsidiaries to another of its wholly-owned Subsidiaries of the Company in the ordinary course of business;

          (c) purchases of, or investments in, the capital stock, equity interest, assets, obligations or other securities of, or interest in, Subsidiaries, joint ventures or other Persons, in each case which are engaged principally in the business of the purchasing, gathering, compression, transportation, distribution, marketing, or storage of natural gas and compressed natural gas, the exploration or production of natural gas or oil or the processing of natural gas liquids, the underground piping of natural gas distribution systems, other natural gas-related businesses, or the generation and marketing of electricity; provided that such purchases or investments are
                              --------
not opposed by the board of directors or management of such Person; and

          (d)  Transactions not otherwise permitted by this Section 7.3 if at
                                                            -----------
the time of, and after giving effect to, such extensions of credit and investments, the aggregate book value of all such extensions of credit and investments not otherwise permitted hereby does not exceed $25,000,000 in the aggregate.

          7.4  Compliance with ERISA. The Company shall not directly or
               ---------------------
indirectly and shall not permit any ERISA Affiliate directly or indirectly (i) to terminate, any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Requisite Banks) liability of the Company or any ERISA Affiliate, (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, (iv) to enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Requisite Banks) liability to the Company or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Requisite Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

          7.5  Restricted Payments. The Company covenants that it will not (a)
               -------------------
declare or pay any dividend (other than dividends payable in common stock of the Company) or make any other distribution on any shares of capital stock of the Company of any class or (b) purchase, redeem or otherwise acquire or retire for value, either directly or indirectly (other than in exchange for or from the proceeds of other shares of capital stock of the Company), any shares of capital stock of the Company of any class, if the aggregate amount so declared, paid, distributed or expended after August 31, 1998 would exceed the aggregate amount of the consolidated net income of the Company and its Subsidiaries accumulated after August 31, 1998 plus $125,000,000; provided, however, that the Company may
                                         --------  -------
declare or pay dividends or make other distributions on any class or series of preferred stock of the Company and may purchase or retire for a consideration any shares thereof to the extent required to comply with any sinking or purchase fund established therefor, but all amounts so declared, paid, distributed or expended shall be included in all subsequent computations pursuant to this
Section 7.5. The term "stock" as used in this Section 7.5 shall include warrants, rights and options to purchase stock.

          7.6  Limitation on Senior Funded Indebtedness. The Company shall not
               ----------------------------------------
create, make, incur, assume, issue or guarantee, directly or indirectly, any Senior Funded Indebtedness unless the Consolidated Net Tangible Assets of the Company shall be at least equal to 150% of Consolidated Senior Funded Indebted ness, after giving effect to the receipt and application of the proceeds of any such Senior Funded Indebtedness proposed to be created, made, incurred, assumed, issued or guaranteed, all as shown by the consolidated balance sheet of the Company and its Subsidiaries as of a date not more than 90 days prior to the proposed transaction (but giving effect thereto), prepared as hereinafter provided. Said balance sheet shall be prepared by the Company on the basis of the latest available consolidated balance sheet of the Company and its Subsidiaries certified by a firm of certified or public accountants of recognized national standing (which shall be as of a date not more than twelve months prior to the date of such consolidated balance sheet), adjusted to reflect the proposed transaction on a pro forma basis as well as to reflect transactions which shall have occurred between the date of said certified balance sheet and the date of said balance sheet.

          7.7  Change in Business. The Company shall not, and shall not permit
               ------------------
any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

          7.8  Transactions with Affiliates. The Company shall not, and shall
               ----------------------------
not permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

          Section 8.  EVENTS OF DEFAULT.
                      -----------------

          8.1  Events of Default.  Any of the following events shall
               -----------------
constitute an "Event of Default":

          (a) The Company fails to pay any amount of principal of any Extension of Credit when due, or fails to pay any interest, fees or any other amount payable hereunder or pursuant to any other Loan Document within five days of when due; or

          (b) Any representation or warranty by the Company or any of its Subsidiaries herein, in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company fails to perform or observe any term, covenant or agreement contained in Section 6.3(a), 6.3(f), 6.9, or 7; or
                       ----------------------------    -

          (d) The Company fails to perform or observe any other term or covenant contained in this Agreement or in any Loan Document (other than those covered by Section 8.1(a) or 8.1(c) above) for 15 days after written notice
           --------------    ------
thereof has been given to the Company by the Administrative Agent at the request of any Bank; or

          (e) The Company or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or fails to make any payment in respect of net obligations under swap contracts or other derivative instruments ("swap contracts") of more than $25,000,000 in the aggregate when due, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or swap contracts, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), or counterparty to such swap contracts, to cause such Indebtedness or obligation to be declared to be due and payable prior to its stated maturity, or any contingent obligation to become payable or cash collateral in respect thereof to be demanded; or

          (f) The Company or any of its Subsidiaries (i) becomes insolvent or generally fails to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the Closing Date; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; (v) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or (vi) takes any action to effectuate any of the foregoing; or

          (g) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

          (h)  An event or condition specified in Section 7.4 shall occur or
                                                  -----------
exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Requisite Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is in the determination of the Requisite Banks, material in relation to the consolidated financial position of the Company and the Consolidated Subsidiaries; or

          (i) A judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which does or could be expected to have a Material Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j)  A Material Adverse Effect shall occur; or

          (k)  A Change of Control shall occur; or

          (l) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower or any Subsidiary Guarantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Subsidiary Guarantor fails to perform or observe any term or covenant contained in the Subsidiary Guaranty executed by it.

          8.2  Remedies. Without limiting any other rights or remedies of the
               --------
Administrative Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable law, or in equity, or otherwise:

          (a) the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 8.1(f) or (g): (i)
                                                    ---------------------
the Requisite Banks may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, notice of intention to accelerate, notice of acceleration, demand or further notice of any kind, all of which are expressly waived by the Company; and (ii) Issuing Bank may, with the approval of Administrative Agent on behalf of the Requisite Banks, demand immediate payment by the Company of an amount equal to the aggregate amount of all outstanding Letters of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

          (b)  Upon the occurrence of any Event of Default described in Section
                                                                        -------
8.1(f) or (g): (i) the Commitments and all other obligations of Administrative
-------------
Agent, the Issuing Bank or the Banks shall automatically terminate without notice to or demand upon the Company, which are expressly waived by the Company;
(ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, notice of intention to accelerate, notice of acceleration, demand or further notice of any kind, all of which are expressly waived by the Company; and (iii) an amount equal to one hundred and two percent (102%) of the aggregate amount of all outstanding Letters of Credit Usage shall be immediately due and payable to Issuing Bank without notice to or demand upon the Company, which are expressly waived by the Company, to be held in a Letter of Credit Cash Collateral Account.

          8.3  Rights Not Exclusive. The rights provided for in this Agreement
               --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.

          Section 9.  THE ADMINISTRATIVE AGENT.
                      ------------------------

          9.1  Appointment and Authorization.
               -----------------------------

          (a) Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) Issuing Bank shall act on behalf of Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Requisite Banks to act for such Issuing Bank with respect thereto; provided, however, that Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with
                                                            ---------
respect to any acts taken or omissions suffered by Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "the Administrative Agent" as used in this
Section 9 included Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Bank.

          9.2  Delegation of Duties. The Administrative Agent may execute
               --------------------
any of its duties under this Agreement or any other Loan Document by or through administrative agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any administrative agent or attorney-in-fact that it selects with reasonable care.

          9.3  Liability of Administrative Agent. None of the Administrative
               ---------------------------------
Agent, its Affiliates, or any of their respective officers, directors, employees, administrative agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary of the Company or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries.

          9.4  Reliance by Administrative Agent.
               --------------------------------

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Bank shall be deemed to have consented
             ------------     ---
to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Extension of Credit specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Bank shall not have made available to the Administrative Agent the Bank's ratable portion of such Extension of Credit.

          9.5  Notice of Default. The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Banks; provided, however, that unless and until the Administrative
                     --------  -------
Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          9.6  Credit Decision. Each Bank expressly acknowledges that none of
               ---------------
the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

          9.7  Indemnification. The Banks agree to indemnify the Agent-Related
               ---------------
Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitment, from and against any and all Indemnified Liabilities (including any such Indemnified Liabilities attributable to the ordinary, sole or contributory negligence of the Agent-Related Persons, but excluding any Indemnified Liabilities resulting solely from such Agent-Related Person's gross negligence or willful misconduct). Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertakings in this Section 9.7 shall survive payment of all other
                                  -----------
Obligations and the resignation of the Administrative Agent.

          9.8  Administrative Agent in Individual Capacity. Bank of America and
               -------------------------------------------
its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to the Banks. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

               9.9  Successor Agent. The Administrative Agent may resign as
                    ---------------
Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may, but shall not be obligated to, appoint after consulting with the Banks and the Company, a successor agent from among the Banks. At end of such 30 days' notice period any successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections
                                                          ---------     --------
10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to
----     ----
be taken by it while it was Administrative Agent under this Agreement. Concurrently with giving a notice of resignation, the Administrative Agent may, in its sole discretion, require that all payments to be made between the Company and the Banks that were previously made to the Administrative Agent on behalf of the Company or the Banks, as applicable, shall thereafter be made directly between the Company and the Banks. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor agent as provided for above.

               9.10 Lead Arranger and Book Manager; Agents. No entity appearing
                    --------------------------------------
on the cover hereof or named herein as a Syndication Agent, Documentation Agent, Lead Arranger or Book Manager shall have any duties or responsibilities hereunder other than those applicable to all the Banks.

               Section 10.  MISCELLANEOUS.
                            -------------

               10.1 Amendments and Waivers; Extension of Availability Period.
                    --------------------------------------------------------
(a) No amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks (and the Company, as to any amendment), and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent
                 --------  -------
shall, unless in writing and signed by all the Banks (and the Company, as to any amendment) do any of the following: (a) increase the Commitment of any Bank or subject any Bank to any additional obligations; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; (d) change the Pro Rata Share of the Commitments or of the aggregate unpaid principal amount of the Loans or Letter of Credit Usage which shall be required for the Banks or any of them to take any action hereunder; or (e) amend this Section 10.1; provided further,
                                             ------------  -------- -------
that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Requisite Banks, affect the rights or duties of the Administrative Agent under this Agreement; provided further, that
                                                         -------- -------
no amendment, waiver or consent shall, unless in writing and signed by Swing Line Bank in addition to the Requisite Banks or all the Banks, as the case may be, affect the rights or duties of Swing Line Bank under any Loan Document; provided, further, that no amendment, waiver or consent shall, unless in writing
--------  -------
and signed by Issuing Bank in addition to the Requisite Banks or all Banks, as the case may be, affect the rights or duties of Issuing Bank under any Loan Document relating to Letters of Credit.

               10.2 Notices. Except for telephonic notices expressly required or
                    -------
permitted by Sections 2.3 and 2.5, all notices, requests and other
             ------------     ---
communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to the Company to its address specified on Schedule 3 hereto; if to any Bank, to its Domestic Lending Office
             ----------
specified on Schedule 3 hereto; and if to the Administrative Agent, to its
             ----------
address specified on Schedule 3 hereto; or, as to the Company or the
                     ----------
Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written and telephonic notices pursuant to Section 2 or 3 shall not be effective until received by the
                    ---------    -
Administrative Agent.

               10.3 No Waiver; Cumulative Remedies. No failure to exercise and
                    ------------------------------
no delay in exercising, on the part of the Administrative Agent, any Bank or the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

               10.4 Costs and Expenses.  The Company shall, whether or not the
                    ------------------
transactions contemplated hereby shall be consummated:

               (a) pay or reimburse the Administrative Agent and the Arranger on demand for all reasonable costs and expenses incurred in connection with the development, due diligence, preparation, syndication, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Administrative Agent and the Arranger (and the reasonable allocated cost of internal counsel) with respect thereto;

               (b) pay or reimburse each Bank and the Administrative Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including reasonable fees and out-of-pocket expenses of counsel (and the reasonable allocated cost of internal counsel) to the Administrative Agent and to each of the Banks; and

               (c) pay or reimburse the Administrative Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Administrative Agent in connection with the matters referred to under paragraphs (a) and (b) above.

               10.5 Successors and Assigns. The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

               10.6 Assignments, Participations etc.
                    -------------------------------

               (a) Any Bank may, with the written consent of the Administrative Agent and the Company (provided, however that no consent of the Company shall be required during the existence of an Event of Default), which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees and, with notice to the Administrative Agent, but without the consent of the Administrative Agent, may assign to any of its wholly-owned bank Affiliates (each an "Assignee") all or any part of the Loans or the Commitment or any other rights or obligations of such Bank hereunder in a minimum amount equal to the lesser of (i) such Bank's Commitment and (ii) $10,000,000; provided, however, that the Commitment of any Bank after giving effect to any
--------  -------
assignment shall not be less than $10,000,000; provided, further, that the
                                               --------  -------
Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent a Notice of Commitment Assignment Notice and Acceptance substantially in the form of Exhibit E ("Notice of Assignment and Acceptance");
                             ---------
and (iii) the processing fees of $3,500 shall have been paid to the Administrative Agent in connection with such assignment (including, but not limited to, an assignment by a Bank to another Bank or an Affiliate). Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

               (b) From and after the date that the Administrative Agent notifies the assignor Bank and the Assignee that it has received the Notice of Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Notice of Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro
                                                                             ---
tanto.
-----
               (c)  Any Bank may at any time sell to one or more banks or other entities (a "Participant"), participating interests in any Loans, the Commitment of that Bank or any other interest of that Bank hereunder; provided,
                                                                      --------
however, that (i) the Bank's obligations under this Agreement shall remain
-------
unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Administrative Agent shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.1. In the case
                                      ----- -------    ------------
of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

               (d) Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

               (e)  Each Bank agrees (1) to maintain the confidentiality of all non-public "forward-looking" or forecasting financial information provided to it by the Company or any Subsidiary of the Company or by the Administrative Agent on such Company's or Subsidiary's behalf in connection with this Agreement and not to distribute such information except to its employees on a "need to know basis", and (2) to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all other non-public information provided to it by the Company or any Subsidiary of the Company or by the Administrative Agent on such Company's or Subsidiary's behalf in connection with this Agreement and neither it nor any of its Affiliates shall use any such information described in the foregoing clauses (1) or (2) for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information described in the foregoing clauses (1) or
(2) (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, further, however, that any Bank may disclose such information
      --------  -------
(A) at the request of any Bank regulatory authority or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Bank conducts its business; and (E) to such Bank's independent auditors and other professional advisors who have agreed to keep such information confidential. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Banks pursuant to this Agreement or which has been delivered to the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that such Transferee agrees in
                                       --------
writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

               10.7 Set-off. In addition to any rights and remedies of the
                    -------
Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all Obligations of the Company now or hereafter existing under this Agreement or any other Loan Document and any Loan held by such Bank irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application. The rights of each Bank under this
Section 10.7 are in addition to the other rights and remedies (including without
------------
limitation, other rights of set-off) which the Bank may have.

               10.8  Sharing of Payments, Etc. If, other than as provided in
                     ------------------------
Section 3.1, 3.5 or 3.6, any Bank shall obtain on account of the Obligations
----------------    ---
owed to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) in excess of its Pro Rata Share of payments on account of the Obligations owed to all the Banks, such Bank shall forthwith (i) notify the Administrative Agent of such fact (and the Administrative Agent will promptly notify the other Banks), and (ii) purchase from the other Banks such participations in the Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such
                           --------  -------
excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's ratable share (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 10.8 may, to the fullest extent permitted by law, exercise all its
------------
rights of payment (including the right of set-off, but subject to Section 10.7)
                                                                  ------------
with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 10.8
                                                                 ------------
and shall in each case notify the Banks following any such purchases.

               10.9  Indemnity. Whether or not the transactions contemplated
                     ---------
hereby shall be consummated:

               (a)   General Indemnity. The Company shall pay, indemnify, and
                     -----------------
hold each Bank, the Arranger, the Administrative Agent and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any
                             ------------------
and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including the reasonable costs and expenses of counsel to each Indemnified Person (and the reasonable allocated cost of internal counsel)) of any kind or nature whatsoever in connection with or arising out of or as a result of this Agreement or any other Loan Document or the Company's use of any Loan, or any investigation, litigation or proceeding related thereto, whether or not the Administrative Agent or such Bank is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), INCLUDING ANY INDEMNIFIED LIABILITIES ATTRIBUTABLE
 -----------------------
TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON; provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

               (b)   Survival; Defense. The obligations in this Section 10.9
                     -----------------                          ------------
shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company, and the Banks and the Administrative Agent shall cooperate with the reasonable requests of such counsel. All amounts owing under this Section 10.9 shall be paid within 30 days
                                      ------------
after demand.

               10.10 Marshalling; Payments Set Aside. Neither the Administrative
                     -------------------------------
Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

               10.11  Notification of Addresses, Lending Offices, Etc. Each
                      -----------------------------------------------
Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

               10.12  Maximum Rate. It is the intention of the parties hereto
                      ------------
to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary contained herein or in any fee letter or other Loan Document or any other document otherwise relating hereto, in no event shall this Agreement or any Note or such documents require or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with any Loan or in any fee letter or other Loan Document, or in any communication by the Administrative Agent, any Bank or any other person to the Company or any other person, or in the event all or part of the principal or interest of any Loan shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement or any Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment of any Loan shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Loans or, if the Loans have been or would be paid in full by such credit, refunded to the Company, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents, and any communication to the Company, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, collected, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to this Agreement, the Loans and the Notes.

          To the extent that the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex. Rev. Civ. Stat., Title 79, Article 5069-1D.003, also codified at Texas Finance Code, Section 303.301 (formerly Article 5069-1.04 (a)(1)), and, to the extent that this Agreement is deemed an open end account as such term is defined in Tex. Rev. Civ. Stat., Title 79, Article 5069-1B.002(14), also codified at Texas Finance Code Section 301.001(3) (formerly Article 5069-1.01(f)), the Banks retain the right to modify the interest rate in accordance with applicable law.

          The parties agree that Texas Finance Code, Chapter 346 (formerly Tex. Rev. Civ. Stat., Title 79, Chapter 15), which regulates certain revolving loan accounts and revolving triparty accounts, shall not apply to any revolving loan accounts created under this Agreement or the Notes or maintained in connection therewith.

               10.13  Counterparts. This Agreement may be executed by one or
                      ------------
more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

               10.14  No Third Parties Benefited. This Agreement is made for
                      --------------------------
the purpose of defining and setting forth certain obligations, rights and duties of the Company, Administrative Agent and Banks in connection with the Loans, and is made for the sole benefit of the Company, Administrative Agent and Banks, and Administrative Agent's and Banks' successors and assigns. Except as provided in Sections 10.4 and 10.9, no other Person shall have any rights of any nature
-------------     ----
hereunder or by reason hereof.

               10.15  Severability. The illegality or unenforceability of any
                      ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               10.16  Governing Law and Jurisdiction.
                      ------------------------------

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OF THAT STATE) AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 10.2 HEREOF.
                                                            ------------
EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
           --------------------
BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY TEXAS LAW.

               10.17  Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE
                      --------------------
ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               10.18  Entire Agreement. This Agreement, together with the
                      ----------------
other Loan Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Administrative Agent and supersedes all prior or contemporaneous Agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for the fee letters referred to in Section 2.12 and any prior arrangements made with respect
                       ------------
to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Banks.

               10.19  Interpretation. This Agreement is the result of
                      --------------
negotiations between and has been reviewed by counsel to the Administrative Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks, the Administrative Agent or the Company merely because of the Administrative Agent's, the Banks' or the Company's involvement in the preparation of such documents and agreements.

               10.20  Survival. In the event that any Letter of Credit remains
                      --------
outstanding after the Maturity Date, then, notwithstanding the termination of the Commitments, the repayment of all outstanding Loans, and the collateralization of such Letters of Credit by means of one or more deposits to a Letter of Credit Cash Collateral Account, the provisions of this Agreement (other than Section 7) shall remain in force and effect for so long as any such
            ---------
Letter of Credit remains outstanding or any amount payable by or other obligation of the Company in respect of such Letter of Credit remains unpaid or unperformed. This Section 10.20 shall be cumulative with and in addition to any
                  -------------
other provision of this Agreement providing for survival of any representation, warranty, covenant or undertaking of any party.

          THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           ONEOK, INC.


                                           By_____________________________
                                           Name:__________________________
                                           Title:_________________________


               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                          BANK OF AMERICA, N.A.,
                          as Administrative Agent


                          By________________________________________________
                                   Paul L. Colon
                                   Vice President


                          BANK OF AMERICA, N.A., as Issuing Bank, Swing Line Bank and a Bank


                          By________________________________________________
                                   Paul L. Colon
                                   Vice President

               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                         BANK ONE, NA, as Syndication Agent
                                         and as a Bank


                                         By__________________________________
                                         Name:_______________________________
                                         Title:______________________________

               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                              FIRST UNION NATIONAL BANK, as Documentation
                              Agent and as a Bank


                              By_________________________________________
                              Name:______________________________________
                              Title:_____________________________________



               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                             ABN AMRO BANK N.V.


                                             By_________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                             By_________________________________
                                             Name:______________________________
                                             Title:_____________________________


                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                             FLEET NATIONAL BANK


                                             By________________________________
                                             Name:_____________________________
                                             Title:____________________________


               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                           SUNTRUST BANK


                                           By_________________________________
                                           Name:______________________________
                                           Title:_____________________________


               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                           BANK OF OKLAHOMA, N.A.


                                           By_________________________________
                                           Name:______________________________
                                           Title:_____________________________


               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                           CITIBANK, N.A.


                                           By_________________________________
                                           Name:______________________________
                                           Title:_____________________________


               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                           WESTDEUTSCHE LANDESBANK
                                           GIROZENTRALE, NEW YORK BRANCH


                                           By________________________________
                                           Name:_____________________________
                                           Title:____________________________


                                           By________________________________
                                           Name:_____________________________
                                           Title:____________________________


               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                           BANCO DI NAPOLI S.p.A.


                                           By________________________________
                                           Name:_____________________________
                                           Title:____________________________


               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                           CHASE BANK OF TEXAS, N.A.


                                           By________________________________
                                           Name:_____________________________
                                           Title:____________________________


                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By_________________________________
                                        Name:______________________________
                                        Title:_____________________________



               [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                            BANK HAPOALIM B.M.


                                            By________________________
                                            Name:_____________________
                                            Title:____________________



                                            By________________________
                                            Name:_____________________
                                            Title:____________________

                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                            UMB BANK, n.a.


                                            By____________________________
                                            Name:_________________________
                                            Title:________________________

                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                            UNION BANK OF CALIFORNIA, N.A.


                                            By______________________________
                                            Name:___________________________
                                            Title:__________________________

                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                            WESTSTAR BANK

                                            By______________________________
                                            Name:___________________________
                                            Title:__________________________

                [SIGNATURE PAGE TO ONEOK, INC. CREDIT AGREEMENT]

                                 SCHEDULE 1.1
                                 -------------

                        COMMITMENTS AND PRO RATA SHARES

                                                                                               PRO RATA
                         BANK                                  COMMITMENT                       SHARE
                         ----                                  ----------                       -----
Bank of America, N.A.                                         $ 90,500,000                   11.3125000

Bank One, NA                                                  $ 85,000,000                   10.6250000

First Union National Bank                                     $ 85,000,000                   10.6250000

ABN AMRO Bank N.V.                                            $ 75,000,000                    9.3750000

Fleet National Bank                                           $ 75,000,000                    9.3750000

SunTrust Bank                                                 $ 75,000,000                    9.3750000

Bank of Oklahoma, N.A.                                        $ 50,000,000                    6.2500000

Citibank, N.A.                                                $ 50,000,000                    6.2500000

Westdeutsche Landesbank
Girozentrale, New York Branch                                 $ 50,000,000                    6.2500000

Banco di Napoli S.p.A.                                        $ 30,000,000                    3.7500000

Chase Bank of Texas, N.A.                                     $ 30,000,000                    3.7500000

Credit Lyonnais New York Branch                               $ 25,000,000                    3.1250000

Bank Hapoalim B.M.                                            $ 25,000,000                    3.1250000

UMB Bank, n.a.                                                $ 25,000,000                    3.1250000

Union Bank of California, N.A.                                $ 25,000,000                    3.1250000

WestStar Bank                                                 $  4,500,000                    0.5625000
                                                                ----------                    ---------

                  Total                                       $800,000,000                  100.0000000%

                             Schedule 1.1 - Page 1

                                  SCHEDULE 3

                    OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES

COMPANY
-------

ONEOK, Inc.
100 West Fifth Street
Tulsa, Oklahoma 74102-0871
Attn:  James C. Kneale
             Vice President and Chief Financial Officer
Phone: (918) 588-7914
Fax:   (918) 588-7960

ADMINISTRATIVE AGENT
--------------------

Notices (other than Requests for Extensions of Credit):

Bank of America, N.A.
Three Allen Center, Suite 4550
333 Clay Street
Houston, TX 77002-4103
Attn:  Paul Colon
       Vice President
Phone: (713) 651-4834
Fax:   (713) 651-4808

Requests for Extensions of Credit:

Bank of America, N.A.,
  as Administrative Agent
901 Main St.
Dallas, Texas 75202-3714
Attn:  Ben Cosgrove
       Officer
Phone: (214) 209-9254
Fax:   (214) 290-9439

With a copy to:

Bank of America, N.A.
Three Allen Center Suite 4550
333 Clay Street
Houston, Texas 77002-4103
Attn:  Pamela K. Rodgers
       Assistant Vice President
Phone: (713) 651-4880
Fax:   (713) 651-4808

                              Schedule 3 - Page 1

BANK OF AMERICA, N.A.
--------------------
as a Bank, as Issuing Bank and as Swing Line Bank

Address of Domestic and Offshore Lending Office:

Bank of America, N.A.
901 Main St.
Dallas, Texas 75202-3714
Attn:  Ben Cosgrove
       Assistant Vice President
Phone: (214) 209-9254
Fax:   (214) 290-9439

Address for Notices:

Bank of America, N.A.
Three Allen Center, Suite 4550
333 Clay Street
Houston, TX 77002-4103
Attn:  Paul Colon
       Vice President
Phone: (713) 651-4834
Fax:   (713) 651-4808

With a copy to:

Bank of America, N.A.
901 Main St.
Dallas, Texas 75202-3714
Attn:  Ben Cosgrove
       Officer
Phone: (214) 209-9254
Fax:   (214) 290-9439

BANK ONE, NA

Address of Domestic and Offshore Lending Office:

Bank One, NA
1 Bank One Plaza, Suite IL 1-0634
Chicago, Illinois 60670
Attn:  La Tanya Driver
Tel:   (312) 732-1395
Fax:   (312) 732-4840

Address for Notices:

Bank One, NA
1 Bank One Plaza, Suite IL 1-0363
Chicago, Illinois 60670
Attn:  Ms. Mary Lu Cramer
Tel:   (312) 732-7579
Fax:   (312) 732-3055

                              Schedule 3 - Page 2

FIRST UNION NATIONAL BANK
-------------------------

Address for Domestic and Offshore Lending Office:

First Union National Bank
301 South College, 10th Floor
Charlotte, North Carolina 28288-0735
Attn:  Mr. Mitch Wilson
Tel:   (704) 383-5642
Fax:   (704) 383-7611

Address for Notices:

First Union National Bank
301 South College
Charlotte, North Carolina 28288-0735
Attn:  Mr. Mitch Wilson
Tel:   (704) 383-5642
Fax:   (704) 383-7611

ABN AMRO BANK

Address for Domestic and Offshore Lending Office:

ABN AMRO Bank, N.V.
208 South LaSalle, Suite 1500
Chicago, Illinois 60604-1003
Attn:  Loan Administration
Tel:   (312) 992-5152
Fax:   (312) 992-5157

Address for Notices:

ABN AMRO Bank, N.V.
Three Riverway, Suite 1700
Houston, Texas 77056
Attn:  Charles W. Randall
Tel:   (713) 964-3348
Fax:   (713) 621-5801

FLEET NATIONAL BANK
-------------------

Address of Domestic and Offshore Lending Office:

Fleet National Bank
Mail Stop: MADE 10008D
100 Federal Street
Boston, MA 02110
Attn:  Mr. Robert D. Lanigan
Tel:   (617) 434-6515
Fax:   (617) 434-3652

                              Schedule 3 - Page 3

Address for Notices:

Fleet National Bank
Mail Stop: MADE 10008D
100 Federal Street
Boston, MA 02110
Attn:  Mr. Robert D. Lanigan
Tel:   (617) 434-6515
Fax:   (617) 434-3652

SUNTRUST BANK, INC.
-------------------

Address for Domestic and Offshore Lending Office:

SunTrust Bank, Inc.
303 Peachtree St., NE, 3/rd/ Floor
Atlanta, Georgia 30308
Attn:  Mr. John Fields
Tel:   (404) 724-3667
Fax:   (404) 827-6270

Address for Notices:

SunTrust Bank, Inc.
303 Peachtree St., NE, 3/rd/ Floor
Atlanta, Georgia  30308
Attn:  Mr. John Fields
Tel:   (404) 724-3667
Fax:   (404) 827-6270

BANK OF OKLAHOMA, N.A.
---------------------

Address of Domestic and Offshore Lending Office:

Bank of Oklahoma, N.A.
BOK Tower 8 South
One Williams Center
Tulsa, Oklahoma 74172
Attn:  Ms. Pamela J. Been
Tel:   (918) 588-6077
Fax:   (918) 295-0400

Address for Notices:

Bank of Oklahoma, N.A.
BOK Tower 8 South
One Williams Center
Tulsa, Oklahoma 74172
Attn:  Ms. Pamela J. Been
Tel:   (918) 588-6077
Fax:   (918) 295-0400

CITIBANK, N.A.
-------------

                              Schedule 3 - Page 4

Address of Domestic and Offshore Lending Office:

Citibank, N.A.
399 Park Avenue
Floor 4, Zone 20
New York, New York 10043
Attn:  Mr. Robert Harrity
Tel:   (212) 559-6482
Fax:   (212) 793-6130

Address for Notices:

Citibank, N.A.
399 Park Avenue
Floor 4, Zone 20
New York, New York 10043
Attn:  Mr. Robert Harrity
Tel:   (212) 559-6482
Fax:   (212) 793-6130

                     WESTDEUTSCHE LANDESBANK GIROZENTRALE
                     ------------------------------------
Address of Domestic and Offshore Lending Office:

Westdeutsche Landesbank Girozentrale
1990 Post Oak Boulevard
Suite 1100
Houston, Texas 77056
Attn:  Mr. Richard R. Newman
Tel:   (713) 963-5203
Fax:   (713) 963-5308

Address for Notices:

Westdeutsche Landesbank Girozentrale
1990 Post Oak Boulevard
Suite 1100
Houston, Texas 77056
Attn:  Mr. Richard R. Newman
Tel:   (713) 963-5203
Fax:   (713) 963-5308

                              Schedule 3 - Page 5

                                 BANCO DI NAPOLI
                                 ---------------

Address of Domestic and Offshore Lending Office:

Banco di Napoli S.p.A.
4 East 54/th/ Street
New York, New York 10022
Attn: Mr. Franco Di Mario
      Vice President
Tel:  (212) 872-2415
Fax:  (212) 755-1389

Address for Notices:

Banco di Napoli S.p.A.
4 East 54/th/ Street
New York, New York 10022
Attn: Mr. Franco Di Mario
      Vice President
Tel:  (212) 872-2415
Fax:  (212) 755-1389

CHASE BANK OF TEXAS, N.A.
-------------------------

Address of Domestic and Offshore Lending Office:

Chase Bank of Texas, N.A.
600 Travis
Houston, Texas 77002
Attn: Mr. Robert Traband
Tel:  (713) 216-1081
Fax:  (713) 216-8870

Address for Notices:

Chase Bank of Texas, N.A.
600 Travis
Houston, Texas 77002
Attn: Mr. Robert Traband
Tel:  (713) 216-1081
Fax:  (713) 216-8870

                         CREDIT LYONNAIS NEW YORK BRANCH
                         -------------------------------

Address of Domestic and Offshore Lending Office:

Credit Lyonnais New York Branch
1000 Louisiana, Suite 5360
Houston, Texas 77002
Attn: Darrell Stanley
Tel:  (713) 753-8734
Fax:  (713) 751-0307

                             Schedule 3 - Page 6

Address for Notices:

Credit Lyonnais New York Branch
1000 Louisiana, Suite 5360
Houston, Texas 77002
Attn: Darrell Stanley
Tel:  (713) 753-8734
Fax:  (713) 751-0307

                               BANK HAPOALIM B.M.
                               ------------------

Address of Domestic and Offshore Lending Office:

Bank Hapoalim B.M.
1177 Avenue of the Americas
New York, New York 10036
Attn: S. Breldbart
      Vice President
Tel:  (212) 782-2186
Fax:  (212) 782-2187

Address for Notices:

Bank Hapoalim B.M.
1177 Avenue of the Americas
New York, New York 10036
Attn: S. Breldbart
      Vice President
Tel:  (212) 782-2186
Fax:  (212) 782-2187

UMB BANK, N.A.
--------------

Address of Domestic and Offshore Lending Office:

UMB Bank, n.a.
1010 Grand
Kansas City, Missouri 64106
Attn: David A. Proffitt
Tel:  (816) 860-7935
Fax:  (816) 860-7143

Address for Notices:

UMB Bank, n.a.
1010 Grand
Kansas City, Missouri 64106
Attn: David A. Proffitt
Tel:  (816) 860-7935
Fax:  (816) 860-7143

UNION BANK OF CALIFORNIA
------------------------

                              Schedule 3 - Page 7

Address of Domestic and Offshore Lending Office:

Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street, 15/th/ Floor
Los Angeles, California 90071
Attn: Mr. Bob Cole
Tel:  (213) 236-6225
Fax:  (213) 236-4096

Address for Notices:

Union Bank of California, N.A.
Energy Capital Services
445 S. Figueroa Street, 15/th/ Floor
Los Angeles, California 90071
Attn: Mr. Bob Cole
Tel:  (213) 236-6225
Fax:  (213) 236-4096

WESTSTAR BANK
-------------

Address of Domestic and Offshore Lending Office:

WestStar Bank
100 SE Frank Phillips
Bartlesville, Oklahoma 74003
Attn: Mr. Charles Baxter
Tel:  (918) 337-3226
Fax:  (918) 337-3506

Address for Notices:

WestStar Bank
100 SE Frank Phillips
Bartlesville, Oklahoma 74003
Attn: Mr. Charles Baxter
Tel:  (918) 337-3226
Fax:  (918) 337-3506


                              Schedule 3 - Page 8

                                                                       EXHIBIT A
                                                                       ---------

                    FORM OF REQUEST FOR EXTENSION OF CREDIT
                    ---------------------------------------

TO:               Bank of America, N.A., as Administrative Agent
                  901 Main Street
                  Dallas, Texas 75202-3714
                  Attention: Ben Cosgrove
                             Officer
                  Telephone: (214) 209-9254
                  Facsimile: (214) 290-9439

COPY TO:          Bank of America, N.A.
                  Three Allen Center Suite 4550
                  333 Clay Street
                  Houston, Texas 77002-4103
                  Attention: Pamela K. Rodgers
                             Assistant Vice President
                  Telephone: (713) 651-4880
                  Facsimile: (713) 651-4808

                  Pursuant to Section 2.5 of that certain $800,000,000 Credit Agreement dated as of June 30, 2000 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among ONEOK, Inc., an Oklahoma corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), this represents the Company's request to borrow on __________ from the Banks, according to their respective Pro Rata Share, $___________ as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore Rate is requested to be a __________-month period]. The proceeds of such Loans are to be deposited in the Company's account at the Administrative Agent.

                  The undersigned Responsible Officer hereby certifies that:

                  (a) the representations and warranties of the Company contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; and

                  (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed Extension of Credit.

DATED:________________

                                                    ONEOK, INC.


                                                    By__________________________
                                                    Title_______________________

                              Exhibit A - Page 1

                                                                       EXHIBIT B
                                                                       ---------

                   FORM OF NOTICE OF CONVERSION/CONTINUATION
                   -----------------------------------------

TO:               Bank of America, N.A., as Administrative Agent
                  901 Main Street
                  Dallas, Texas 75202-3714
                  Attention: Ben Cosgrove
                             Officer
                  Telephone: (214) 209-9254
                  Facsimile:  (214) 290-9439

COPY TO:          Bank of America, N.A.
                  Three Allen Center Suite 4550
                  333 Clay Street
                  Houston, Texas 77002-4103
                  Attention: Pamela K. Rodgers
                             Assistant Vice President
                  Telephone: (713) 651-4880
                  Facsimile: (713) 651-4808

         1. Conversion Selection. Pursuant to Section 2.6 of that certain
            --------------------
$800,000,000 Credit Agreement dated as of June 30, 2000 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among ONEOK, Inc., an Oklahoma corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), this represents the Company's request to convert $________of existing [Base Rate] [Offshore Rate] Loans, the final day of the current Interest Period (if applicable) of which is __________, 20__, to [Offshore Rate] [Base Rate] Loans, as follows:

                                        Interest Period
                                        (Offshore
      Dollar Amount             Rate loans)
      -------------             -----------

      $____________             ________ days

                                           Maturing on __________, 20__

         2. Continuation Selection (Offshore Rate Loans). Pursuant to Section
            ----------------------
2.5 of the Agreement, please continue $__________ of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 20____, as follows:

                                           Requested
       Dollar Amount             Interest Period
       -------------             ---------------

       $___________              ______ days

                                           Maturing on __________, 20__

       The undersigned Responsible Officer hereby certifies that:

       (a) the representations and warranties of the Company contained in the Credit Agreement are true,
                              Exhibit B - Page 1
correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; and

                  (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed conversion or continuation.

         Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

                                              ONEOK, INC.


                                              By________________________________
                                              Name:_____________________________
                                              Title:____________________________

                              Exhibit B - Page 2

                                                                     EXHIBIT C-1
                                                                     -----------
                    FORM OF REVOLVING LOAN PROMISSORY NOTE

U.S. $_____________________                          Dated:_____________, ______


         FOR VALUE RECEIVED, the undersigned, ONEOK, INC., an Oklahoma corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Bank"), for the account of its applicable lending office, on the Maturity Date (as defined in the Credit Agreement referred to below), the principal amount of $ _____________________________, or, if less, the aggregate principal amount of the Revolving Loans (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Maturity Date.

         The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Bank of America, N.A., as Administrative Agent, 901 Main Street, Dallas, Texas 75202-3714, Attn: Corporate Loan Funds, in same day funds. Each Revolving Loan owed to the Bank by the Borrower, and all payments made on account of principal thereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of June 30, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Bank, certain other banks parties thereto and Bank of America, N.A. as Administrative Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of Revolving Loans to the Borrower from time to time pursuant to Section 2.1 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws of that State) and applicable laws of the United States of America.

                                                ONEOK, INC.


                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                             Exhibit C-1 - Page 1

                                                                     EXHIBIT C-2
                                                                     -----------
                       FORM OF SWING LOAN PROMISSORY NOTE

U.S. $25,000,000.00                                    Dated:__________, _______


         FOR VALUE RECEIVED, the undersigned, ONEOK, INC., an Oklahoma corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA, N.A. (the "Bank"), for the account of its applicable lending office, on the Maturity Date (as defined in the Credit Agreement referred to below), the principal amount of $25,000,000.00, or, if less, the aggregate principal amount of the Swing Line Loans (as defined in the Credit Agreement referred to below) owed to the Bank by the Borrower on such Maturity Date.

         The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Bank of America, N.A., as Administrative Agent, 901 Main Street, Dallas, Texas 75202-3714, Attn: Corporate Loan Funds, in same day funds. Each Swing Line Loan owed to the Bank by the Borrower, and all payments made on account of principal thereof, may be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of June 30, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Bank, certain other banks parties thereto and Bank of America, N.A. as Administrative Agent for the Bank and such other banks. The Credit Agreement, among other things, (i) provides for the making of Swing Line Loans to the Borrower from time to time pursuant to Section 2.2 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

         The Borrower hereby waives presentment, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws of that State) and applicable laws of the United States of America.

                                                    ONEOK, INC.


                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                             Exhibit C-2 - Page 1

                                                                       EXHIBIT D
                                                                       ---------

                          FORM OF OPINION OF COUNSEL

                                 June 30, 2000



To: Each of the Banks, parties to the Credit Agreement, as hereinafter defined, and Bank of America, N.A., as Administrative Agent and as a Bank, Letter of Credit Issuing Bank and Swing Line Bank

Ladies and Gentlemen:

         We have acted as counsel to ONEOK, Inc., an Oklahoma corporation (the "Company"), in connection with the Credit Agreement, dated as of June 30, 2000, (the "Credit Agreement") among the Company, the financial institutions who are parties thereto (collectively the "Banks") and Bank of America, N.A., as Administrative Agent (the "Agent"), and as a Bank, Letter of Credit Issuing Bank and Swing Line Bank. This opinion is being given to you pursuant to Section 4.1(d) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

         In connection with this opinion, we have examined the following documents:

         a.   An executed copy of the Credit Agreement;

         b. The Certificate of Incorporation of the Company, and all amendments thereto (the "Company's Charter");

         c. The by-laws of the Company and all amendments thereto (the "Company's Bylaws"); and

         d. The other documents furnished by or on behalf of the Company pursuant to Section 4.1 of the Credit Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, and of certificates of comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereinafter set forth. In our examination of the documents referred to above, we have assumed the due authorization, execution and delivery of each document referred to above by all parties thereto other than the Company, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies thereof.

         Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

1. The Company and each of its Subsidiaries: (a) is a corporation, limited liability company, limited partnership or general partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has the power and authority and, to the best of our knowledge, all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute,

                              Exhibit D - Page 1
         deliver and perform its obligations under the Loan Documents; (c) is duly qualified as a foreign corporation, limited liability company or limited partnership licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in material compliance with all material Requirements of Law.

2. The execution, delivery and performance by the Company of the Credit Agreement and any other Loan Document have been duly authorized by all necessary corporate action and do not and will not: (a) contravene the terms of the Company's Charter, the Company's Bylaws or other organization documents; (b) conflict with or result in any breach of contravention of, or the creation of any Lien under, any material indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which the Company is a party; or (c) violate any material Requirement of Law. The Credit Agreement and the other Loan Documents have been duly executed and delivered by the Company.

3. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company of the Credit Agreement or any other Loan Document or any other instrument or agreement required hereto to be made by the Company, or any Extension of Credit thereunder.

4. If the laws of the State of Oklahoma were to be applied to the Credit Agreement and the other Loan Documents, notwithstanding the provisions of the Credit Agreement and the other Loan Documents providing for such documents to be governed by the laws of the State of Texas (except as otherwise specifically provided therein), the Credit Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability including certain remedial provisions of the Credit Agreement and Loan Documents which may be limited or rendered unenforceable under the laws, if applicable, of Oklahoma which may affect the availability of specific remedies provided therein, but such limitations do not in our opinion render the Credit Agreement or the Loan Documents invalid as a whole nor interfere with the practical realization of the benefits intended by the Credit Agreement and Loan Documents; provided, however, that we render no opinion as to the enforceability under Oklahoma law of any provision of the Credit Agreement or any other Loan Document providing for a party's waiver of a right to jury trial or its submission to jurisdiction and venue outside Oklahoma.

5. As long as the interest charged under the Credit Agreement and Notes does not exceed 45% per annum calculated according to the actuarial method, the Extensions of Credit, as evidenced by the Credit Agreement and the other Loan Documents, are not usurious under applicable usury laws of the State of Oklahoma.

                              Exhibit D - Page 2

6. We believe that the choice of law provision set forth in the Credit Agreement and the other Loan Documents wherein the parties agree that the laws of the State of Texas shall govern and control the terms of the Credit Agreement and the other Loan Documents (except as otherwise specifically provided therein) should be enforceable choice of law under the laws of the State of Oklahoma except to the extent that this choice of law would conflict with the public policy of the State of Oklahoma. You should be aware that this opinion is limited by the fact that no Oklahoma case since statehood has considered this direct issue and a contrary decision could be entered by an Oklahoma Court. In reaching the foregoing opinion, we have assumed, with your permission, that the signature pages to the Credit Agreement and other Loan Documents were delivered to the Administrative Agent in Texas, that all requests for Extensions of Credit will be made to the Administrative Agent's office in Texas, and that all payments by the Company will be made at the Administrative Agent's office in Texas.

7. To the best of our knowledge, except as disclosed in the Company's Annual Report on Form 10-K for the year ending August 31, 1999, in the Company's Quarterly Report on Form 10-Q for the quarterly period ending November 30, 1999, in the Company's Transition Report on Form 10-Q for the transition period ending December 31, 1999, in the Company's Quarterly report on Form 10-Q for the quarterly period ending March 30, 2000, and in the Company's Form S-4 and S-3 and Form 8-K's filed subsequent to August 31, 1999, all as filed with the Securities and Exchange Commission, there are no material actions, suits, proceedings, claims or disputes pending, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which (a) purport to affect or pertain to the Credit Agreement, or any other Loan Document, or any of the transactions contemplated hereto or thereby; or (b) if determined adversely to the Company, or its Subsidiaries, might have a Material Adverse Effect. To the best of our knowledge, no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of the Credit Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

8. To the best of our knowledge, the Company and each of its Subsidiaries has obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its operations, and all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in material compliance with all terms and conditions of such Environmental Permits.

9. Neither the Company, any Person controlling the Company, nor any Subsidiaries of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                              Exhibit D - Page 3

10. Neither the Company, nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect on the Company.

11. The consummation of the transaction contemplated by the Credit Agreement and the other Loan Documents, and the Extending of Credit thereunder, will not violate Regulations U or X of the Federal Reserve Board.

The foregoing opinions are subject to the following qualification:

     The qualification of any opinion herein by the use of the words "to the best of our knowledge" means that during the course of representation as described in this opinion letter, no information has come to the attention of the attorneys in this firm involved in the transaction described in or contemplated by the Loan Documents which would give such attorneys current actual knowledge of the existence of the matters so qualified. Except as specifically noted in this opinion, we have not (i) made any independent review or special investigation concerning any agreements, instruments, encumbrances, orders, judgments, or decrees by which the Company may be specifically bound, or (except with respect to the general application of Oklahoma laws, rules and regulations) any laws, rules or other regulations by which the Company may be bound; (ii) made any independent investigation as to the existence of any litigation, tax claims, actions, suits, investigations or disputes, if any, pending or threatened against the Company; or (iii) made any other independent investigation of factual matters.

     Our opinions expressed above are limited to the current status of the laws of the State of Oklahoma and the Federal laws of the United States of America, except that for purposes of our opinion in paragraph 3, the Term "Governmental Authority" includes Governmental Authorities in the states of Texas, Kansas, and Oklahoma, and we undertake no responsibility to update or supplement this opinion in response to subsequent changes in the law or future events affecting the transactions contemplated by the Credit Agreement and Loan Documents. This opinion is not to be used, circulated, relied upon or referred to in connection with any transaction other than the transaction evidenced by the Credit Agreement and Loan Documents or by any persons not expressly mentioned herein. We acknowledge that the Administrative Agent and the Banks are relying on the opinions expressed herein in agreeing to extend credit under the terms of the Credit Agreement and the other Loan Documents, and that Haynes & Boone, L.L.P. is relying on the opinions expressed herein in rendering certain opinions to the Administrative Agent and the Banks. We hereby consent to reliance by the Administrative Agent and the Banks, now or hereafter parties to the Credit Agreement, and Haynes & Boone, L.L.P. on the opinions expressed herein.

                                        Very truly yours,

                                        GABLE & GOTWALS


                                        By_____________________________________
                                                 John R. Barker


c:   John Gaberino, Senior Vice President and General Counsel
     James C. Kneale, Vice President, Treasurer and Chief Financial Officer


bc:  Mike Miers, III

                              Exhibit D - Page 4

                                                                       EXHIBIT E
                                                                       ---------

                     FORM OF COMMITMENT ASSIGNMENT NOTICE
                      -----------------------------------
                                AND ACCEPTANCE
                                --------------


                                                          _______________, _____

TO:       Bank of America, N.A.
          Three Allen Center Suite 4550
          333 Clay Street
          Houston, Texas 77002-4103
          Attention:    Paul Colon
                        Vice President
          Telephone: (713) 651-4834
          Facsimile: (713) 651-4808

     Reference is made to the $800,000,000 Credit Agreement dated as of June 30, 2000 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among ONEOK, Inc., certain Banks party thereto and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") for said Banks.

     1. We hereby give you notice of, and request your consent to, the assignment by _________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made by the Assignor, and outstanding Letter of Credit Usage). Before giving effect to such assignment: the amount of the Assignor's Commitment is $__________; the aggregate principal amount of its outstanding Loans is $___________; and the aggregate face amount of Letter of Credit Usage is $__________.

     2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.6(a) of the Credit Agreement in connection with this assignment.

     3. The Assignee agrees that, upon receiving your consent to such assignment and from and after ________________, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     4.   The following administrative details apply to the Assignee:

     (A)  Offshore Lending Office:

                    Assignee name:_______________________
                    Address:_____________________________

                    Attention:_________________________________
                    Telephone:  (___) ___________________
                    Telecopier: (___) ___________________
                    Telex (Answerback):__________________

     (B)  Domestic Lending Office:

                Assignee name:_______________________
                Address:_____________________________

                Attention:_________________________________
                Telephone:  (___) ___________________
                Telecopier: (___) ___________________
                Telex (Answerback):__________________


     (C)  Notice Address:

                Assignee name:_______________________
                Address:_____________________________

                Attention:_________________________________
                Telephone:  (___) ___________________
                Telecopier: (___) ___________________
                Telex (Answerback):__________________

     (D)  Payment Instructions:

                Account No.:_______________________________
                               At:   ____________________________
                                     ____________________________
                                     ____________________________
                Ref.:______________________________________
                Attention:_________________________________


     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Commitment Assignment Notice and Acceptance to be executed by their respective duly authorized officials, officers or administrative agents as of the date first above mentioned.

                                        Very truly yours,

                                        [Name of Assignor]


                                        By______________________________________
                                        Title:__________________________________

                                        [Name of Assignee]


                                        By______________________________________
                                        Title:__________________________________

We hereby consent to the
foregoing assignment.


ONEOK, INC.


By_________________________________
Title:_____________________________

BANK OF AMERICA, N.A.,
  as Administrative Agent


By_________________________________
Title:_____________________________